As filed with the Securities and Exchange Commission on July 12, 2007
Registration Statement No. 333-_________

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________

NCOAT, INC.
(Name of issuer in its charter)
____________

Delaware	3470	98-0375406
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(336) 447-2000
(Address and telephone number of registrant's principal executive offices and principal place of business)
____________

PAUL S CLAYSON
7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(336) 447-200
(Name, Address and telephone number of agent for service)
____________

Copies to:

Darrin M. Ocasio, Esq.;
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700 (telephone)
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If the securities  being  registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,  please check the following  boxes and list the Securities Act registration  statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered (1)		Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.0001 par value per share	4,135,503	shares(2)	$.71(3)	$2,936,207.13	(3)	$90.14(3)

Common Stock, $0.0001 par value per share	27,000,000	shares(4)	$.71(3)	$19,170,000	(3)	$588.52(3)

Common Stock, $0.0001 par value per share	4,860,000	shares(5)	$.71(3)	$3,450,600	(3)	$105.93(3)

Common Stock, $0.0001 par value per share	27,000,000	shares(6)	$.71(3)	$19,170,000	(3)	$588.52(3)

Common Stock, $0.0001 par value per share	1,023,090	shares(7)	$.71(3)	$726,394	(3)	$22.30(3)

Totals	64,018,593	shares		$ 45,453,201.13		$1,395.41

(1)	All shares offered for resale by the Selling Shareholders.

(2)	Consisting of shares of the Company’s common stock issued in conversion of debentures.

(3)	The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the high and low sales price of nCoat’s common stock as reported on the OTC Bulletin Board on July 11, 2007.

(4)	Consisting of 120% of the shares underlying nCoat’s Series A Convertible Notes.

(5)	Consisting of 120% of the shares attributable to Interest on nCoat’s Series A Convertible Notes if held to maturity

(6)	Consisting of 120% the shares underlying nCoat’s Series A Warrants.

2

(7)	Consisting of shares underlying convertible debentures, including interest shares to June 30, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

3

PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 12, 2007

nCOAT, INC.
OTC Bulletin Board trading symbol:  NCOA
64,018,593 Shares of Common Stock

This prospectus relates to the resale of up to 64,018,593 shares (the "Shares") of common stock of nCoat, Inc., a Delaware corporation (the “Company”).  The selling shareholders, named herein, (the “Selling Shareholders”) are offering all of the Shares covered by this prospectus.  The Selling Shareholders fall within three categories.  There are those that may receive shares in connection with conversions of our Series A 6% Convertible Notes (the “Series A Notes”) and exercises of our Series A Warrants (the “Series A Warrants”), together with any shares received in connection with the private placement in which the Series A Notes and the Series A Warrants were sold, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), discussed in more detail herein.  The Selling Shareholders may elect to convert, at their option, all or part of the principal amount, together with accrued interest on the Series A Notes, and exercise all or part of the Series A Warrants, into shares of our common stock at a conversion price discussed in more detail herein.  The Selling Shareholders may also include two holders of Convertible Debentures which were previously issued by us requiring us to register the Shares underlying the Debentures.  In one case, the conversion has taken place and that Selling Shareholder has been issued Shares which are specifically included herein.  With the other Selling Shareholder, the conversion has not yet occurred and the Shares to be received in connection with the conversion are set forth herein.  The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds other than the exercise price of the Warrants, if and when they are exercised.  The Selling Shareholders may be deemed to be underwriters of the Shares.

Investment in the Shares involves a high degree of risk.  You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the Shares offered by this prospectus.

nCoat, Inc., common stock is quoted on the OTC Bulletin Board and trades under the symbol "NCOA".   The last reported sale price of our common stock on the OTC Bulletin Board on July 11, 2007, was approximately $0.71 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is  _________, 2007

nCOAT HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE.  BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

nCOAT HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, nCOAT, OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.

IN THIS PROSPECTUS, REFERENCES TO "nCOAT," "THE COMPANY," "WE," "US," AND "OUR," REFER TO nCOAT, INC., AND ITS SUBSIDIARIES.

TABLE OF CONTENTS

Summary about nCoat, Inc., and this offering	3
Risk factors	8
Forward-looking statements	17
Use of proceeds	18
Description of business	18
Legal Proceedings	25
Management's discussion and analysis or plan of operation	26
Description of Securities	33
Selling Shareholders	33
Plan of distribution	39
Directors, executive officers, promoters and control persons	41
Commission’s position on indemnification for Securities Act liabilities	42
Security ownership of certain beneficial owners and management	43
Description of common stock	44
Certain relationships and related transactions	44
Market for common equity and related stockholder matters	45
Executive compensation	46
Changes in and disagreements with accountants on accounting and financial disclosure	47
Experts	48
Legal matters	48
Index to Financial Statements	F-1

Summary about nCoat, Inc., and this offering

nCoat, Inc.

nCoat History

Overview

nCoat, Inc. was incorporated as Tylerstone Ventures Corporation (“Tylerstone”) under the laws of the State of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $0.001. Tylerstone’s formation and prior operations are as described in the appropriate periodic reports filed by the Company with the United State Securities and Exchange Commission (the “Commission”).

In the fall of 2006, the Tylerstone management began discussions with the management of an entity then named nCoat, Inc. These discussions and eventual negotiations considered the possible mutual interest between the parties for significant economic business opportunities. As a step in anticipation of the merger of the parties, the original nCoat, Inc., changed its name to nCoat Automotive Group, Inc. (“nCoat Auto”). On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. and to increase its authorized common stock to 500,000,000 shares, $0.0001 par value (the “Company Common Stock”).

On February 3, 2007, Tylerstone entered into a Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of the Company Common Stock.

On February 14, 2007, the parties to the Agreement completed the initial steps contemplated by the Agreement. Pursuant to the terms of the Agreement, Tylerstone acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 50,840,000 shares of Company Common Stock, which represents 57% of the issued and outstanding shares of Company Common Stock. The Company then undertook the additional fund-raising financing steps as required by the terms of the Agreement.

As used in this registration statement and prospectus, the terms, “nCoat,” “Company,” and “Registrant” means nCoat, Inc., and its subsidiaries, taken as a whole, unless the context indicates otherwise. The historical references to nCoat or the Company prior to the February 14, 2007 closing date refers to the historical financial information of the original nCoat, Inc. (nCoat Auto).  We also will use the terms “we”, “us” and “our” in order to make the text of this document as readable as possible, only referring to the companies by name to reduce the confusion of similarly named groups.

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

We specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano-formulated, as well as traditional, surface coatings. Our specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Operations are headquartered in Whitsett, North Carolina, along with its largest production facility. In addition, the Company maintains satellite production facilities in Quakertown, Pennsylvania, Pascagoula, Mississippi, Oklahoma City, Oklahoma; Chandler and Tempe, Arizona; and Bluffdale, Utah. As previously reported by us, we have historically had franchise agreements in France, New Zealand and Australia under which we have sold a minimal volume of its coatings to the franchisees. As of the date of this prospectus, the franchise agreements in Australia had been terminated either by the expiration of the original term of the franchise agreement or due to the closure of the franchisee’s business there. As of the date of this prospectus, we are evaluating restructuring the relationships with the operations in New Zealand and France.

The original nCoat, Inc. (nCoat Auto), operated as an unincorporated association from September 25, 2004, until January 2005 when it was incorporated in Delaware. nCoat Auto was a development stage enterprise until it completed the acquisition of High Performance Coatings, Inc. (“HPC”) on September 30, 2005. In May 2006, nCoat Auto formed nTech, Inc. (“nTech”), a Delaware corporation that is a wholly owned subsidiary, designated to develop and hold proprietary intellectual property for the group.  In June of 2007, we acquired all of the common stock of Metallic Ceramic Coatings, Inc., a Pennsylvania corporation doing business under the brand name of Jet-Hot®, (“MCCI”).

Since inception, we have focused its resources on the following areas:

1)	Develop proprietary nanotechnology coatings formulations into commercially viable nano-formulated coatings and materials products.

2)
Fund the acquisitions of profitable high performance coating (surface treatment) companies in a highly fragmented cottage industry and to provide operating and expansion capital for growth of those acquisitions.

3)	Exploit the organic growth prospects in HPC, MCCI and in all future acquisitions. (See discussion below)

4)
Provide a corporate structure for the daily management of all companies, interests, and stock held by nCoat and its subsidiaries, including preparation of all accounting and finance, operations, information, marketing, sales, human resource, management and other systems and process to support transition and integration of an aggressive acquisition strategy.

5)	Create competitive diversification by incorporating a “distributed” production model into the specialty coatings industry that is currently rare in the high performance coatings arena.

6)	Create competitive diversification by incorporating a “licensing” model into our business plans. This licensing will allow us to provide other applicators with our coatings.

7)	Operate nTech, HPC and MCCI and other future acquisitions to develop, integrate and sell commercially viable proprietary nano-formulated and traditional coatings products.

In anticipation of achieving growth through acquisitions and internal growth of existing operating entities, we, added facilities, personnel, systems and processes to support business growth and acquisition activities. Details of these expenses are discussed in the Management’s Discussion and Analysis Section below.

In September 2005, we acquired HPC, a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports and other industries. Building on these race car roots, we expanded HPC’s market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

On June 29, 2007 we acquired MCCI, a primary competitor of HPC.  MCCI’s 26-year market share growth and customer base in automotive aftermarket and original equipment manufacturing (OEM) markets will effectively double the revenues of nCoat.  (see attached financial statements).

Our management and science advisors together with HPC’s and MCCI’s management have determined that many of the coatings produced and used by us could be reformulated and patented into nano-formulated coatings, creating more efficient and effective coatings than currently produced by the industry. nTech has developed trade secret formulations using nano-scale particles to enhance the performance of its coatings. Currently, we have applied for five patents on its newly nano-formulated coatings and processes which are unique and novel to the industry. With the acquisition of MCCI, nCoat’s customer-base of over 9,000 companies and individuals is presently being served by 200 employees.

Our headquarters’ address is 7237 Pace Drive, P.O. Box 38, Whitsett, NC 27377, and our phone number is (336) 447-2000.

Private Offering of Convertible Notes and Warrants

May 25, 2007, Closing

On May 25, 2007, as a part of the Agreement to finance the operations of the merged companies and pursuant to a private offering of our securities (the “Offering”), we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by us of $550,000 principal amount of our Series A 6% Convertible Notes (the “Series A Notes”), and warrants (the “Series A Warrants”) to purchase up to an additional 1,375,000 shares of our common stock (the “Series A Warrant Shares”).  After the payment of fees and expenses of the private placement, we received net proceeds of approximately $496,000.

May 31, 2007, Closing

On May 31, 2007, pursuant to the Offering, we entered into Purchase Agreements with institutional and accredited investors for an additional $10.3 million which included $800,000 of outstanding subscription liabilities converted into the Offering.  After the payment of fees and expenses of the private placement, we received net proceeds of approximately $8.73 million.  The securities sold by us on May 31, 2007, consisted of $8,300,000 principal amount of Series A Notes; $2,500,000 principal amount of Series B 6% Convertible Notes (the “Series B Notes,” and together with the Series A Notes, the “Convertible Notes”); 20,750,000 Series A Warrants; and 6,250,000 Series B Warrants.

June 18, 2007, Closing

On June 18, 2007, pursuant to a private offering of our securities (the “Offering”), we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by us of $150,000 principal amount of our Series A 6% Convertible Notes (the “Series A Notes”), and warrants (the “Series A Warrants”) to purchase up to an additional 375,000 shares of our common stock (the “Series A Warrant Shares”).

July 9, 2007, Closing

On July 9, 2007, pursuant to a private offering of our securities (the “Offering”), we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by us of $250,000 principal amount of our Series B 6% Convertible Notes (the “Series B Notes”), and warrants (the “Series B Warrants”) to purchase up to an additional 625,000 shares of our common stock (the “Series B Warrant Shares”).

The terms of the securities are discussed in more detail below in the Section entitled “Description of Securities.”

An NASD Member firm acted as placement agent (“Placement Agent”) in connection with the May 25, 2007, May 31, 2007, June 18, 2007 and July 9, 2007 closings.  For its services as Placement Agent in connection with the closings, we agreed to pay the Placement Agent fees, commissions and reimbursable expenses equal to approximately $910,801 and issued warrants to purchase 1,468,750 shares of the Company’s common stock which are exercisable at $0.40 per share.

Summary of the Shares offered by the selling shareholders.

The following is a summary of the shares being offered by the selling shareholders.

Common stock offered by the selling stockholders
Up to 64,018,503(1) of which 22,500,000 are shares are issuable upon the conversion of our Series A 6% Convertible Notes which are convertible into common stock at a price of $.40 per share; 22,500,000 shares are issuable upon the exercise of our Series A Warrants having an exercise price of 1.00 per share; and 5,158,593 shares are issuable upon the conversion of debentures having a conversion price of $.50 per share.

Common Stock outstanding prior to the offering	88,920,400

Common Stock to be outstanding after the offering
Up to 139,078,993 shares assuming the full conversion of 22,500,000 shares of our Series A 6% Convertible Notes; 22,500,000 shares issuable upon the exercise of Series A warrants and 5,158,593 shares issuable upon the conversion of our debentures.

Use of proceeds
We will not receive any proceeds from the sale of the common stock. We have received gross proceeds of $ 9,000,000 from the sale of the Series A 6% Convertible Notes and would receive $22,500,000 upon the exercise of warrants to purchase 22,500,000 shares of our common stock.

(1) Note that by contractual requirements, we have included 120% of the underlying stock totals in the registration.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement  with the purchasers of the Series A Notes and Series A Warrants.  Under the Registration Rights Agreement, we agreed to file a registration statement to register the resale, by the investors, of the Series A Note Shares and the Series A Warrant Shares, as well as shares issued in payment of the Series A Notes.  We agreed to file a registration statement by the later of the 45th calendar day following the date of the initial closing hereof, or the 15th calendar day following the final closing of the offering.  We are required to use our best commercial efforts to have this Registration Statement declared effective within 75 calendar days of the required filing date.  We will be subject to the payment of liquidated damages if we fail to meet those obligations or fail to maintain the effectiveness of the Registration Statement.  We agreed to register an amount equal to 120% of the Series A Note Shares, the Series A Warrant Shares, and the Series A Interest Shares.

Additionally, we granted the investors in the Offering a right of first refusal, for a period commencing on the closing date and continuing until one year after the effective date of the Registration Statement, to participate, on a pro rata basis, up to an amount equal to 50% of any subsequent financing that we, or any of our subsidiaries, conducts.

Convertible Debentures

In addition to the three closings set forth above, we had previously issued Convertible Debentures between October 2006 and May 2007.  We have received executed conversion notices from holders of $2,000,000 of those Debentures, requesting conversion of their Debentures, plus accrued interest thereon, into shares of our Common Stock at a rate of $0.50 per share.  We issued 4,135,503 shares to complete this conversion.

There still remains outstanding $500,000 of Debentures that have yet to be converted.  The holder of those Debentures may convert that principal and the accrued interest into shares of our Common Stock at a rate of $.50 per share

The Convertible Notes, the Series A Warrants, the Series B Warrants, and the Convertible Debentures, were sold without registration pursuant to the Securities Act of 1933 Act, as amended, in reliance on Section 4(2) thereof and the rules and regulations promulgated thereunder.

Selling Shareholders

The following table lists the Selling Shareholders and the securities purchased in the offering.  For additional information about the Selling Shareholders, please see the “Selling Shareholders” Section below.

Name	Securities Purchased
Bridge Point Master Fund, Ltd.	Series A Notes and Series A Warrants
Capital Venture International	Series A Notes and Series A Warrants
Enable Growth Partners LP	Series A Notes and Series A Warrants
Enable Opportunity Partners LP	Series A Notes and Series A Warrants
Pierce Diversified Strategy Master Fund LLC, Ena	Series A Notes and Series A Warrants
E. Roger Williams	Series A Notes and Series A Warrants
William P. Whalen	Series A Notes and Series A Warrants
Rodgers H. Harper (JTWROS w/ Nancy W. Harper)	Series A Notes and Series A Warrants
Nancy W. Harper (JTWROS w/ Rodgers Harper)	Series A Notes and Series A Warrants
Mark Reinders	Series A Notes and Series A Warrants
MLPFES Custodian FBO	Series A Notes and Series A Warrants
Edward A. Bugniazet III	Series A Notes and Series A Warrants
Jason E. Baer	Series A Notes and Series A Warrants
Jeffrey S. Kahn	Series A Notes and Series A Warrants
Martin Scott Moss	Series A Notes and Series A Warrants
Paul Foley	Series A Notes and Series A Warrants
EGATNIV, LLC	Series A Notes and Series A Warrants
Maxum Overseas Fund	Convertible Debentures
Coach Capital	Convertible Debentures

Risk Factors

Our short- and long-term success is subject to certain risks, many of which are substantial in nature and outside our control. You should consider carefully the following risk factors, in addition to other information contained herein.  When used in this prospectus, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.  You should understand that several factors govern whether any forward-looking statement contained herein will or can be achieved.  Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including the strategies, plans and objectives relating to the products and the future economic performance of nCoat and its subsidiaries discussed above.  We disclaim any intention or obligation to update or revise and forward-looking statement, whether as a result of new information, future events, or otherwise.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as our representation or any other person that our objectives or plans will be achieved.

In addition to the other information in this registration statement, the following risk factors should be considered carefully in evaluating our business before making any investment decisions with respect to any of our shares of common stock.  A purchase of our common stock is speculative and involves significant and substantial risks.  Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

You should carefully consider the risks described below, which constitute material risks facing us. Each of the risks described in this section could adversely affect our operating results, financial positions and liquidity. While the factors listed here are considered to be the more significant factors, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles which may affect our business. If any of the following risks actually occur, we could be harmed. You should also refer to the other information about us contained in this registration statement, including the original nCoat, Inc. (nCoat Auto) financial statements and related notes.

RISKS RELATED TO NCOAT BUSINESS

nCoat, nCoat Auto and HPC have a limited operating history.

nCoat is a company with limited operating history and experience. The original nCoat, Inc. (nCoat Auto) was also limited in its operating history prior to the merger. It had acquired HPC, a company with a 23-year operating history with all but the last seven years in performance automotive markets. While HPC’s operating history in its historical primary market is very strong, commercial success in the new OEM markets is limited and therefore both the Company and HPC have a limited number of current customers in the new target markets. Further, both the Company and HPC have experienced the need to refocus manufacturing to handle increased volume of OEM orders, which has required significant corporate cash resources and required significant management talent to accomplish. This change led to reduced cash reserves for operations and management disruption to the core after-market business. To meet its business plan, the Company will need to keep focused on business prospects, develop structured management and personnel responsibilities, and develop expansion plans for product development, production and customer services that can remain ahead of the prospective growth.  Although the acquisition of MCCI provides a greater customer base and market share, the transition of ownership and the integration of the merger will take a period of time to impact the operations of the Company.

We will require substantial working capital to implement its business plan.

Projected success and growth are dependent on sufficient working capital to fund operations and product development. Management has engaged investment bankers to assist in raising capital and believes the capital being sought will be sufficient to properly fund operations along with expansion of sales and production operations and the development and growth of our products. However, there can be no assurance that such funds will be sufficient or that such operational activities will be successful within the anticipated timeframe. In such case, we could be required to seek additional investment on terms available in the marketplace, which could materially increase corporate indebtedness and subject the company to high interest rates and/or dilute shareholders’ ownership positions. Furthermore, the failure to obtain additional working capital, if needed, could prevent us from achieving its business objectives.

We have incurred continuing losses, and we may not be able to operate profitably in the future

Through December 31, 2006, the original nCoat, Inc. (nCoat Auto) incurred losses totaling $8,385,754 and had negative shareholders’ equity at December 31, 2006 of $3,109,749. The attached nCoat, Inc. (nCoat Auto) audited financial statements, the audited financial information of the newly acquired MCCI and related notes should be reviewed in detail. If we are unable to attain profitability we may need to cease operations.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our financial statements for the year ended December 31, 2006.

Because we generated significant losses and required additional working capital to continue operations, our independent registered accounting firm included in its report for the year ended December 31, 2006 an explanatory paragraph to the effect that these conditions raised substantial doubt about our ability to continue as a going concern. If we continue to generate significant losses we may not be able to continue as a going concern.

We will depend on strategic partnerships with well-established corporations for business growth and development .

Our success may depend on developing long-term strategic partnerships with well-established corporations, many of which may seek competitive bids for services offered. Such corporations may not have an interest in promoting competing technologies. Moreover, if an agreement is entered into with a strategic partner, such partner may not aggressively market and sell our products. Management believes it can ensure an active marketing effort for our products by providing dynamic technical sales, leveraging sales through field of use licensing, establishing on-site production facilities to reduce freight charges and capture additional margin, and leveraging the good will of nCoat, nTech, HPC and MCCI. However, there is no assurance that management will be able to successfully negotiate these terms. If nCoat cannot establish strong strategic partnerships, our business may ultimately prove less successful.

Our products and technologies are subject to technological change and obsolescence.

Our products are subject to competitive technological advances and new competitive product introductions. Current competitors or new market entrants could introduce products with features that render products sold by the Company less marketable or obsolete. In addition, some of our services to large accounts provide products enabling customers’ technology to efficiently operate. There can be no assurances that our customers will continue to utilize their current technology innovations that require our products and services and new technology innovations that do not require our products and services may be used. Our future success will depend, to a certain extent, on the ability to adapt to technological change and to address market needs. There can be no assurance that we will be able to keep pace with technological change or the demands of the marketplace.

We rely heavily on Company management.

Our ability to execute our business plan relies to a considerable extent on the efforts of Paul Clayson and Terry Holmes. In the event that the services of Mr. Clayson and Mr. Holmes become unavailable, it could prevent us from achieving its business objectives.

Many of our competitors may have greater capitalization or be better positioned in our markets.

The markets for our products are characterized by intense competition. We will seek to compete by careful execution of the management plan. Nevertheless, there is direct competition with other companies which may possess greater capitalization, market presence and sales and distribution channels. There can be no assurance we will be able to successfully compete in its chosen markets.

Certain nCoat technologies are in the early stages of development.

Some of our technologies are in an early stage of development. Some of the technologies have not been extensively market or laboratory tested. In order to fully validate the commercial feasibility of the technologies, additional product development and extensive testing must be done. All technologies experience some problems in development and testing. Any problems experienced by our technologies while in product development could negatively impact the our performance and ability to achieve our business objectives.

We may experience difficulty integrating future acquisitions.

We expect to continue to acquire other coatings companies. Our management will undertake extensive due diligence of all future acquisition prospects to understand all aspects of the acquisition target, including its history, management, markets, operations, marketing, sales, finance, personnel, assets, intellectual property, risks, reputation, strengths, weaknesses, opportunities, threats, and synergies, etc. of the domestic and international business of acquisition targets. While much can and will be discovered, no assurances can be made that management will receive full disclosure of all aspects of an acquisition target’s business and operations. Our management expects to negotiate various security measures in every acquisition such as a holdback of a portion of any purchase money or other consideration for a negotiated number of months which may be used to offset losses if damages occur resulting from undisclosed information. However, any such security measures may not cover all damages if material losses occur from the impact of undisclosed information.

Our processes and equipment are subject to the risk of unexpected failures.

Our manufacturing processes are extremely specialized and depend on critical pieces of equipment, such as air compressors, ovens, application machinery, conveyor systems, overhead cranes, vehicles, computer and communications systems and other machinery that may have to be repaired or replaced. On occasion, equipment may be out of service as a result of unanticipated failures which may result in material plant shutdowns or periods of reduced production with significant expense and time delay. Interruptions in production capabilities will inevitably increase production costs and reduce nCoat sales and earnings. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, floods, natural disasters, adverse weather conditions, or other unforeseen conditions. Furthermore, any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative effect on our profitability and cash flows. Although we have business interruption insurance, management cannot provide any assurance that the insurance will cover all losses that could occur as a result of the equipment failures. In addition, longer-term business disruption could result in a loss of customers. If this were to occur, future sales levels, and therefore profitability, could be adversely affected.

We are subject to unexpected fluctuations in world-wide pricing and availability of source materials.

Supplies of source materials used in our coatings formulations and those of potential future acquisitions are subject to worldwide availability. Availability of such materials may become scarce and or subject to government regulations prohibiting manufacturing, mining or development, thus causing shortages or lack of availability of key ingredients to the coatings formulations. In addition, these source materials are subject to potential pricing increases which could have a material adverse effect on our ability to sell the coatings products or maintain existing commercial accounts. While the we believe that current supplies and pricing of source materials are at adequate levels to allow us to meet plans, both conditions could lead to significant decreases in our sales and existing revenues.

We may be subject to increasing environmental regulations.

We may be subject to various national and local environmental laws and regulations concerning issues such as air emissions, wastewater discharges, and solid waste management and disposal and other current or future laws and regulations. These laws and regulations can restrict or limit our operations and expose us to liability and penalties for non-compliance. While management believes that facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of the business. Future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While we believe it can comply with existing environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.

There is no guarantee that we will be able to protect its intellectual property.

As part of our business strategy, we intend to accelerate investment in new technologies in an effort to strengthen and differentiate the product portfolio and make our manufacturing processes more efficient. As a result, we believe that the protection of proprietary intellectual property will become increasingly important to the business. Currently, we have patent applications pending. We expect to rely on a combination of patents, trade secrets, trademarks and copyrights to provide protection in this regard, but this protection might be inadequate. For example, pending or future patent applications might not be approved or, if allowed, the patents might not be of sufficient strength or scope. Conversely, third parties might assert that technologies infringe their proprietary rights. In either case, litigation could result in substantial costs and diversion of our resources, and whether or not we are ultimately successful, the litigation could hurt our business and financial condition.

We may be subject to numerous risks as we expands our business.

We plan to grow both through internal organic growth as well as by planned acquisitions. We will expand several new production lines which are expected to be put into operation over the next twelve months. Such planned business growth may place a significant strain on our personnel, management, financial systems and other resources. Our business growth also presents numerous risks and challenges, including:

•	The ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	The costs associated with such growth, which are difficult to quantify, but could be significant;

•	Capital acquisition costs;

•	Rapid technological change; and,

•	Transition and integration costs of new acquired companies.

To accommodate this growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, its operating results could suffer.

We may incur significant costs to comply with the “controls and procedures” requirements of the securities laws.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or “SOX 404”, the Securities and Exchange Commission or “SEC” adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. nCoat Auto was not subject to these requirements until the Closing. Anticipating the possible Agreement, both the Company and nCoat Auto have evaluated internal control systems in order to allow management to report thereon, and independent auditors to attest to, the Company’s internal controls as required by these requirements of SOX 404. Under current law, the Company will be subject to these requirements beginning with the management report for the annual report for the fiscal year ending December 2007 and auditor attestation for the Company’s 2008 annual report. Management can provide no assurance that the Company will be able to comply with all of the requirements imposed thereby. There can be no assurance that the Company will receive a positive attestation from the independent auditors. In the event nCoat identifies significant deficiencies or material weaknesses in its internal controls that cannot remediated in a timely manner or management is unable to receive a positive attestation from the independent auditors with respect to the Company’s internal controls, investors and others may lose confidence in the reliability of the Company’s financial statements.

We are dependent on the services of  its  technical  personnel.

The loss of any key personnel could have a material adverse impact on our business. Our future success depends, to a significant extent, on its ability to attract, train and retain technical and personnel. Recruiting and retaining capable personnel, particularly those with expertise in the industry, are vital to success. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain such personnel. If it is unable to attract and retain qualified employees, the business may be materially and adversely affected.

The market price of our common stock likely will be volatile and beyond our control.

As we are a new company in the public market, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	announcements of technological or competitive developments;

•	regulatory developments in target markets affecting the Company, customers or competitors;

•	announcements regarding patent litigation or the issuance of patents to the Company or its competitors;

•	announcements regarding new financings, acquisitions or other financial transactions;

•	announcements of studies and reports relating to the conversion efficiencies of anticipated products of the Company or those of its competitors;

•	actual or anticipated fluctuations in nCoat quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of other high performance coating industry companies;

•	addition or departure of the Company’s executive officers and key personnel;

•	release or expiry of resale restrictions on other outstanding common shares; and

•	sales or perceived sales of additional shares to raise working capital.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of the Company’s shares.

Our ownership is highly concentrated in a few individuals.

There is a large portion of our stock owned by few individuals. As seen in the section Security Ownership of Certain Beneficial Owners and Management, 48.3% of our present outstanding voting securities are beneficially owned by a few shareholders. As a result, they possess significant influence and can elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. This concentrated ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. In addition, we anticipate additional financing efforts in order to complete it business strategy. Some or all of such financing may be acquired by a single person or a relatively small group of persons that would have the effect of further concentrating the ownership.

Trading in our common stock is limited.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of its common stock could depress the trading price of its common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, or “Exchange Act”, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Risks Related to the Offering

Holders of our common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with the Series A Convertible Notes, Series A Warrants, and the Convertible Debentures.

The following table describes the number of shares of common stock that were issued in connection with the conversion of the Convertible Debentures, those that would be issuable on the conversion of the remaining outstanding Debentures (excluding any interest accrued) and that would be issuable, assuming a full exercise of the Series A Warrants and assuming that the full principal amount of the Series A Notes outstanding as of the date of this Prospectus (excluding any interest accrued) was converted into shares of our common stock, irrespective of the availability of registered shares and any conversion limitations contained in the Convertible Debentures, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts:

Shares Issuable Upon Conversion of $9,000,000 Principal Amount of Series A Notes by Investors	Shares Issuable Upon Exercise of Series A Warrants by Investors	Shares Issued or Issuable Upon the Conversion of Previously issued Debentures	Total Shares Issued or Issuable in Connection with Conversion or Exercise of Series A Notes, Warrants, and Convertible Debentures
22,500,000	22,500,000	5,158,593	50,158,593

Assuming a hypothetical exercise of all of the Series A Warrants, and a conversion of all of the principal of the Series A Notes, together with those shares issued upon conversion of the Convertible Debentures, we would be required to issue a total of 50,158,593, which constitutes approximately 56% of the number of shares issued and outstanding prior to such issuances.  Although there can be no guarantee that the Selling Shareholders will exercise the Series A Warrants or convert the Series A Notes, should they choose to do so, holders of our common stock would experience substantial dilution of their interests.

Our issuances of shares in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders prior to sales under this prospectus.

The issuance of common stock in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures by the Selling Shareholders may result in substantial dilution to the equity interests of holders of nCoat common stock other than the Selling Shareholders.  Specifically, the issuance of a significant amount of additional common stock will result in a decrease of the relative voting control of our common stock issued and outstanding prior to the issuance of common stock in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures.  Furthermore, public resales of our common stock by the Selling Shareholders following the issuance of common stock in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures likely will depress the prevailing market price of our common stock.  Even prior to the time of actual exercises, conversions, and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our common stock, which could make it more difficult for existing investors to sell their shares of our common stock, and could reduce the amount they would receive on such sales.

There is an increased potential for short sales of our common stock due to the sales of shares issued to the Selling Shareholders in connection with the Series A Warrants, the Series A Notes, and the Convertible Debentures, which could materially effect the market price of our stock.

Downward pressure on the market price of our common stock that likely will result from sales of our common stock by the Selling Shareholders issued in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures could encourage short sales of common stock by the Selling Shareholders or others.  A "short sale" is defined as the sale of stock by an investor that the investor does not own.  Typically, investors who sell short believe that the price of the stock will fall, and anticipate selling at a price higher than the price at which they will buy the stock.  Significant amounts of such short selling could place further downward pressure on the market price of our common stock, which could make it more difficult for existing shareholders to sell their shares.

The restrictions on the number of shares issued upon exercise of the Series A Warrants and conversion of the Series A Notes may have little if any effect on the adverse impact of our issuance of shares in connection with exercise of the Series A Warrants and conversion of the Series A Notes, and as such, the Series A Selling Shareholders may sell a large number of shares, resulting in substantial dilution to the value of shares held by our existing shareholders.

The holders of Series A Notes and Series A Warrants (collectively, the “Series A Selling Shareholders”) are prohibited, except in certain circumstances, from exercising the Series A Warrants and converting amounts of the Series A Notes to the extent that the issuance of shares would cause any Series A Selling Shareholder to beneficially own more than 4.99% of our then outstanding common stock.  These restrictions, however, do not prevent any Series A Selling Shareholder from selling shares of common stock received in connection with an exercise or conversion, and then receiving additional shares of common stock in connection with a subsequent exercise or conversion.  In this way, a Series A Selling Shareholder could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.  As a result, existing shareholders and new investors could experience substantial dilution in the value of their shares of our common stock.

The trading market for our common stock is limited, and investors who purchase shares from the Selling Shareholders may have difficulty selling their shares.

The public trading market for our common stock is limited.  As of the date of this registration statement, our common stock was listed on the OTC Bulletin Board.  Nevertheless, an established public trading market for our common stock may never develop or, if developed, it may not be able to be sustained.  The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets.  Purchasers of our common stock therefore may have difficulty selling their shares should they desire to do so.

It may be more difficult for us to raise funds in subsequent stock offerings as a result of the sales of our common stock by the Selling Shareholders in connection with the Series A Warrants, the Series A Notes, and the Convertible Debentures.

As noted above, sales by the Selling Shareholders likely will result in substantial dilution to the holdings and interest of current and new shareholders.  Additionally, as noted above, the volume of shares sold by the Selling Shareholders could depress the market price of our stock.  These factors could make it more difficult for us to raise additional capital through subsequent offerings of our common stock, which could have a material adverse effect on our operations.

Our common stock is considered a penny stock.  Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.

Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are also more difficult to obtain.  The trading market for our common stock is subject to special regulations governing the sale of penny stock.

A "penny stock," is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

•	the equity security is listed on Nasdaq or a national securities exchange;

•
the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

•	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

We may face penalties if the registration process is delayed.

As a portion of our obligations under the sale of the Series A Notes and Warrants, we are required to file for registration for the underlying Shares and to have the registration deemed effective by the SEC within certain time frames.  There is no assurance that we will meet those deadlines, despite all our efforts.  In the event of delay, we will incur financial penalties in accordance with the transactional documents.  The use of resources to cover these obligation will take them from other plans and needs within the Company.

Forward-looking statements

Certain of the statements contained in this prospectus (other than the historical financial data and other statements of historical fact) are forward-looking statements.  These statements include, but are not limited to our expectations with respect to the development of a new offices or divisions; the achievement of certain revenue goals; the receipt of new business and contracts; and our intentions with respect to financing our operations in the future.  Additional forward-looking statements may be found in the “Risk Factors” Section of this prospectus, together with accompanying explanations of the potential risks associated with such statements.

Forward-looking statements made in this prospectus, are made based upon management’s good faith expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with such expectations, or that the effect of future developments on nCoat will be those anticipated by management.  Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning in connection with a discussion of future operating or financial performance.

You are cautioned not to place undue reliance on these forward looking statements, which are current only as of the date of this prospectus.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Many important factors could cause actual results to differ materially from management’s expectations, including those listed in the “Risk Factors” Section, as well as the following:

•	unpredictable difficulties or delays in the development of new products and technologies;

•	changes in U.S. or international economic conditions, such as inflation, interest rate fluctuations, foreign exchange rate fluctuations or recessions in nCoat’s markets;

•	pricing changes to our supplies or products or those of our competitors, and other competitive pressures on pricing and sales;

•	difficulties in obtaining or retaining the management, engineering, and other human resource competencies that we need to achieve our business objectives;

•	the impact on nCoat or a subsidiary from the loss of a significant customer or a few customers;

•	risks generally relating to our international operations, including governmental, regulatory or political changes;

•	transactions or other events affecting the need for, timing and extent of our capital expenditures; and

•	the extent to which we reduce outstanding debt.

Use of Proceeds

All of the shares of common stock issued in connection with exercises of the Series A Warrants and conversions of the Series A Notes and the Convertible Debentures, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donnees, transferees, or other successors in interest. We will not receive any proceeds from those sales. We will, however, receive as much as $22,500,000 upon the exercise for cash of warrants to purchase 22,500,000 shares of our common stock. We expect to use the proceeds from the exercise for cash of these warrants for working capital purposes; however, there can be no assurance that any of the warrants will be exercised.

We used the proceeds from the sales of the Series A Notes, the Series A Warrants, and the Convertible Debentures for working capital, general corporate purposes, acquisitions, and the repayment of certain indebtedness.

DESCRIPTION OF BUSINESS

nCoat History

Overview

nCoat, Inc., was incorporated as Tylerstone Ventures Corporation under the laws of the state of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $.001. Tylerstone was formed to develop a commercially profitable mining claim, including phases of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing, as described in the appropriate periodic reports filed by the Company with the United State Securities and Exchange Commission (the “Commission”).

In the fall of 2006, the Tylerstone management began discussions with the management of an entity then named nCoat, Inc. These discussions and eventual negotiations considered the possible mutual interest between the parties for significant economic business opportunities. As a step in anticipation of the merger, the original nCoat, Inc., changed its name to nCoat Automotive Group, Inc. (“nCoat Auto”).

On February 3, 2007, Tylerstone entered into Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of the Company's common stock, par value $0.0001 per share (“Company Common Stock”).

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 2,542,000 pre-spilt shares of Company Common Stock, which represents 57.75% of the issued and outstanding shares of Company Common Stock. As a part of the Agreement, existing shareholders of the Company returned and the Company cancelled 750,000 outstanding pre-spilt shares of Company Common Stock for no consideration. Within a few days of the formal closing, the Company's forward 20:1 split of the Common Stock was recognized by NASDAQ.

In connection with the Closing, Tylerstone changed its name to nCoat, Inc. As used in this registration statement, the terms, “nCoat,” “Company,” and “Registrant” means nCoat, Inc., and its subsidiaries, taken as a whole, unless the context indicates otherwise. The historical financial information contained herein, prior to the Closing refers to the historical financial information of the original nCoat, Inc (nCoat Auto).

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

Following the Closing, we changed our operations to those of nCoat Auto. As such, the discussions of our business in this registration statement include the new business focus as described below. Although we still hold title to the mineral claim in which it was previously undertaking its pre-exploration process, we have suspended our previous business activities and has determined that it is in our best interest to give up all rights to the mining claims.

nCoat, through its subsidiaries, is a leader in the approximately $3.7 billion specialty coatings industry with breakthrough nanotechnology research, commercialization, licensing, and the distribution and application of nano-formulated, as well as traditional, surface coatings, designed to provide heat management, corrosion resistance, friction reduction, abrasion protection, enhanced appearance, and bond strength.  Using nano-scale particles combined with proprietary binding technology, chemistry, and processes, we have developed highly innovative surface treatment materials and processes that significantly outperform conventional coatings and that meet the increasingly rigorous demands of applications in a range of industries, including automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace, and oil and gas industries.

As an integral part of our strategic plan, we anticipate acquiring respected, customer-rich, revenue-positive companies in the fragmented high performance coatings industry and providing capital and nanotechnology-based product innovation to foster their growth. We then will introduce our nano-coatings to the acquired company’s enterprise customers as the next generation of coatings technology. This acquisition process began in September 2005 with the acquisition of High Performance Coatings, Inc. (“HPC”) and continues with the recently announced acquisition of Metallic Ceramic Coatings, Inc. (“MCCI”), which has been doing business under the brand name of Jet-Hot®.

We are headquartered in Whitsett, North Carolina along with HPC’s newest and largest plant launched there in October, 2007.  HPC has additional plants in Oklahoma City, Oklahoma; Chandler, Arizona; and Bluffdale, Utah.  The recent acquisition of MCCI  brings  three additional operational production facilities in Quakertown, Pennsylvania, Pascagoula, Mississippi and Tempe, Arizona (the HPC plant will integrate its operations with the Jet-Hot plant)  that we will use to develop a greater market breadth.    In addition to the production and market penetration of these two subsidiaries , we have also formed  nTech, Inc. (“nTech”)  designated to develop and hold proprietary intellectual property and to focus on executing our  unique distributed production and licensing strategy.

Our management considers the following factors to be indicative of nCoat’s performance and growth potential:

•
nCoat has successfully commercialized nanotechnology in the high performance coatings industry. Our wholly owned subsidiaries nTech and HPC generated approximately $1 million of their 2006 revenues directly from custom nano-formulated products.

•
nCoat is achieving increases in revenue and market penetration. Total revenue increased to $1.3 million for the three months ended March 31, 2007, compared to $1.1 million for the same period in 2006. Revenues for the first quarter of 2007 were enhanced by the Company's growing customer base, resulting in 10% growth over the corresponding period in 2006. The Company secured new OEM accounts, including major accounts in the diesel engine manufacturing and motorcycle industries.

•	The acquisition of MCCI, HPC’s primary competitor will add an expected $2.8m in revenue to the Company in the second half of 2007.
•
The paints and coatings market sold approximately $21.43 billion in 2005 and is projected to reach approximately $25.45 billion in 2009. (Frost & Sullivan, “North American Paints & Coatings Market”, October 2006.)

•
nCoat is one of very few companies with the IP and technical expertise to leverage nanotechnology’s novel properties to deliver high performance coatings with revolutionary bond strength, density and endurance.

•
Coatings formulated with nanotechnology typically use nanometer scale (20 to 200 nanometers) particles. A nanometer is 1 billionth of a meter in diameter or approximately 1- 80,000th the width of a human hair. Using these particles combined with nCoat’s proprietary binding technology, chemistry and processes allows the coating to bond at the molecular and macro-molecular levels. Voids in materials - even some molecular scale occlusions - fill with the nano-scale coating, sealing the porosity of the underlying materials, creating a very dense and compact coating, and significantly enhancing endurance.

•
Nano-formulated coatings increase the performance for heat, abrasion and corrosion protection far beyond current industry standards. One of nCoat’s high heat-resistant “nano-slurry” coatings was tested for use on space vehicles to create a thermal barrier upon re-entry. It successfully withstood temperatures in excess of 4,200 degrees Fahrenheit for sustained durations, increasing the duration of protection by 78 times that of previous testing.

•
Through its subsidiaries, including the most recent acquisition MCCI, nCoat currently operates six production facilities in Pennsylvania, Mississippi, Oklahoma, Utah and Arizona, as well as our new state of the art production facility in North Carolina which opened in October, 2006.

•
Nanotech investments and product revenues are growing quickly. Approximately $12.4 billion was invested in nanotech research and development worldwide in 2006, and over $50 billion worth of nano-enabled products were sold. (Lux Research, "Profiting from International Nanotechnology”, March 2007.)

•
HPC’s customers include the United States military and NASA suppliers, in addition to major market participants in motor sports HPC’s HiPerCoat Extreme™, with 2000° F capability, is a coating of choice for NASCAR, NHRA, CART and IRL teams. HPC’s coatings have served legends in automobile racing such as NASCAR drivers Bill Elliott and Richard Petty, Indy Racing League driver and 3-time IRL champion Sam Hornish, Jr., and NHRA Pro Stock champion Warren Johnson. Jet-Hot coatings have a similar reputation in performance racing circles using the popular Sterling and Extreme Sterling coatings with racing luminaries such as 14-time Funny Car Champion John Force and 4-time Funny Car Champion Gary Scelzi.

•	nCoat recently won the prestigious Innovations Award in the Chemicals/Materials Science category of the Stoel Rives Utah Innovations competition with one of its nano-based coatings.
•	By 2014, Lux Research estimates that approximately $2.6 trillion in manufactured goods, or 15% of total global output, will incorporate nanotechnology.
•	On June 13, 2007, nCoat was awarded the prestigious Frost and Sullivan 2007 North American Product Innovation of the Year award for nCoat’s thermal barrier coatings.

In preparation for our anticipated growth through acquisitions and internal growth of existing operating entities, we have incurred a one-time set of expenses and capital expenditures in 2006 as reflected in the financial statements reported herein. It added facilities, personnel, systems and processes to support business growth and acquisition activities. Details of these expenses are discussed in the Management’s Discussion and Analysis Section below.

In September 2005, we  acquired HPC, a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports and other industries. Building on these race car roots, we have expanded HPC's market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

Our management and science advisors and HPC's management have determined that many of our coatings produced and used in our operations could be reformulated and patented into nano-formulated coatings, creating more efficient and effective coatings than currently produced by the industry. nTech has developed trade secret formulations using nano-scale particles to enhance the performance of its coatings. Currently, nCoat has applied for five patents on its newly nano-formulated coatings and processes which are unique and novel to the industry. We have over 9,000 customers presently being served by 200 employees.

In June, 2007, we acquired Metallic Ceramic Coatings, Inc. (MCCI) who does business under their market brand, Jet-Hot. Jet-Hot was developed by MCCI (Metallic Ceramic Coatings, Inc.) under the trade name JET-HOT Coatings now in their third generation of performance enhancements, JET-HOT offers thermal barrier, lubritic and corrosion resistance coating applied on autos and bikes ranging from street rods and dragsters to classics and exotics,  snowmobiles and over-the-road trucks. The company is a market leader in  header coatings applications producing low emissivity and ceramic insulating characteristics which create thermal barriers on both the interior and exterior of headers. Independent tests, conducted by CarCraft magazine have demonstrated temperature reductions on headers of over 300˚F with the application of JET-HOT Sterling coatings. Jet-Hot also produce and apply coatings for improved durability, performance and appearance of manifolds, side pipes and valve covers. In accelerated salt-spray tests conducted in accordance with ASTM B117, JET-HOT corrosion barrier coatings lasts over 14 times longer than chrome and more that 140 times longer than high-temperature paint, enduring more than 5,000 hours.

JET-HOT® Coatings was founded in 19881 and incorporated in 1983. The company’s first products and customers were in military applications on jet-fighter engines and submarine parts subjected to high temperatures, cyclical stress loads and corrosive environments. MCCI supplied proprietary coatings used to protect parts on aircraft-carrier launch systems for the US Navy and armored vehicles for the US Army. Shortly thereafter, Jet-Hot introduced automotive products for performance racing and consumer applications.  Racing teams began to use the coatings for safety factors by reducing header-surface temperatures, quick cool down and horsepower enhancements. In the 1990s, JET-HOT became the only coating company to support racers with contingency-award payouts and continues to do so today.

Jet-Hot continues to innovate new coatings to add to their intellectual property portfolio of trade secret formulas, processes and equipment. Formulas include proprietary micron particulate coatings primarily focused on ceramic/metallic technology innovations. Jet-Hot operates three production factories in Pennsylvania, Mississippi, and Arizona and has approximately 80 employees. Corporate headquarters for the company has been located outside of Philadelphia in King of Prussia, Pennsylvania.

Description of Nanotechnology

According to the National Nanotechnology Initiative (“NNI”) office, nanotechnology is defined as follows:

“Nanotechnology is the understanding and control of matter at dimensions of roughly 1 to 100 nanometers, where unique phenomena enable novel applications. Encompassing nanoscale science, engineering and technology, nanotechnology involves imaging, measuring, modeling, and manipulating matter at this length scale.

At the nanoscale, the physical, chemical, and biological properties of materials differ in fundamental and valuable ways from the properties of individual atoms and molecules or bulk matter. Nanotechnology R&D is directed toward understanding and creating improved materials, devices, and systems that exploit these new properties.”

Our collective post-acquisition technologies are well defined by this explanation. The coatings industry is a long-established and vast market with multiple competitors. In the fragmented high performance coatings sector, very few of these companies have developed and are utilizing nanotechnology in their commercialized formulations and processes. Our products incorporate traditional macronized and micronized scale (reference to the measurement scale of a product source material, chemical reaction and/or structure after configuration) products and new nano-scale products with distinctly novel properties and functionality. Such products may be formulated with nano-scale particulates and processes, creating and exploiting nano-level reactions and interactions, thus impacting existing molecular structures.

The Coatings Industry

The general global coatings industry is a long-established, $30 billion market with multiple competitors. The commodity coatings market segment which encompasses more than 85% percent of the market includes those coatings that are typically within the paint, varnish, sizing, primers and other metal pre-treatments and the like. This segment has been dominated by large multi-national companies. These companies include Akzo Nobel Coatings, PPG Industries, Sherman-Williams, ICI Paints, DuPont Coatings & Color Technologies Group, BASF Coatings AG, SigmaKalon Group BV, Valspar Corp., Nippon Paint Co. Ltd., Kansai Paint Co., and Ltd. RPM, Inc., making up the top ten in annual revenues.

The competition in the high performance coatings industry, a market segment of more than $3.7 billion in annual revenues, is characterized by hundreds of small privately owned coatings companies with market share in several market segments. Most of the US firms are small, local or regional applicators, with many that use supplied third-party coatings. No single company dominates the marketplace. This is especially true in the automotive original equipment manufacturers (“OEM”) and aftermarket industries. Resulting from the relative small size of competitors in this market space, there is little product research and innovation and even less production innovation. HPC excels because of its research and engineering expertise. HPC is one of fewer than a dozen companies that could be considered large enough to be known nationally.

There is a strategic acquisition opportunity resulting from these market dynamics. We expect to search for, complete due diligence on and acquire other coatings companies that (i) a customer base that includes enterprise level customers in a mature market, (ii) enjoy strong and stable market presence in a primary market targeted by nCoat, (iii) are profitable, (iv) have a market presence similar to HPC, and (v) have an existing product mix whose performance and functionality can be significantly improved by the integration of nanotechnology know-how. we believe that there is exceptional opportunity for creation of a dominant company in this coatings industry sector.

Our Product and Service Focus

As previously stated, We have developed multiple high performance coating products using proprietary chemical formulations for coating metallic, ceramic fabric and multiple other materials. These coatings provide functionality that currently solves costly problems in many industries that arise from technology advances. Key emerging problems to be solved by these coatings include: (i) high heat generated by higher speeds of machines, (ii) tensile strength and heat resistance of new composite materials, (iii) corrosion and abrasion occurring in new areas of exploration (space, high altitude, water, and other extreme temperature conditions), (iv) degradation of common metals from high acidic and heat conditions to meet new, aggressive federal pollution restrictions, (v) abrasion created by miniaturization through computerization, and (vi) materials degradation from high speed manufacturing systems causing heat and binding.

While our traditional high performance coating products will continue to be sold, we will focus in the near term on adding disruptive proprietary nanotechnology products developed at nTech to create highly differentiated market advantages, revenue and stronger margins.

Our management has identified key nano-scale particulates and processes that produce previously unknown and unexploited properties for use in multiple markets. Management sees an emerging opportunity to use nano-formulated coatings and processes in mature industries. In particular, using recent nanotechnology developments, nano-formulated coating products can be formed with superior binding, penetration, preservation and other commercially beneficial qualities. The following simplified graphical representation may be helpful in understanding the impact of nano-sized particulates in the coating:

The process of continual development of formulas has recently included a proprietary combination of the traditional coatings and the nano-formulated coatings to create a promising conglomeration, not unlike everyday concrete which has cement, sand, and gravel - three different sized particles which, on a vastly smaller scale, will add unique enhanced performance yet unseen in the marketplace.

Our Customers

HPC and MMCI customers range from a single automotive racing enthusiast building a race car, classic car or street rod on weekends, to regional tier one suppliers, to aftermarket parts manufacturers to Fortune 100 multi-national corporations with world-wide manufacturing facilities. Geographically, both HPC and MCCI are broadly diversified throughout the United States and have developed several international customers.

Sales and Marketing Efforts

Our sales efforts are focused on the auto-aftermarket industry, on the OEM industry and on Distributed Production opportunities. OEM sales prospects may be candidates for production at an HPC or MCCI plant or for on-site distributed production.

Marketing efforts support all sales groups. Marketing activities include direct website sales, direct mail, trade shows, print advertising, internet advertising, racing sponsorships, public relations, collateral materials, and many others. Our marketing department is also responsible for corporate, division and product branding.

Our Research and Development

nTech is engaged in an active and extensive research and develop program focused both on continual improvement of existing coatings and development of new coatings products and binders, including nano-formulated coatings. Research is conducted and testing performed at proprietary labs, outside third party labs and customer facilities.

Our Intellectual Property

nTech holds more than 30 proprietary coatings trade secrets, patent pendings and patents with the majority held as proprietary trade secret intellectual properties. In addition, nTech has applied for five new patents on nano-formulated coatings, the application processes and equipment used to formulate and apply those coatings. nTech is also under exploration for patents on additional nano-formulations, equipment and/or processes. nTech holds additional engineering trade secrets on processes, procedures and equipment used to formulate and apply non-nano coatings.

All key employees have signed confidentiality and non-competition agreements with us. In addition, all employees are obligated to protect our confidential information. Where appropriate for our business strategy, management will continue to take steps to protect intellectual property rights.

nTech coatings are mixed in-house at facilities secured separately from application production facilities. Formulations are kept in multiple secure facilities off-site. nTech personnel working with coatings formulations sign stringent non-disclosure, non-circumvention and assignment agreements with nTech. nTech does not conduct customer tours of mixing facilities. A limited number of nTech employees under non-disclosure and assignment agreements have access to and full knowledge of proprietary formulations.

Our Facilities

As of the date of this prospectus, nCoat and nTech employ people in both North Carolina and Utah. HPC has employees at production facilities in North Carolina, Oklahoma, Arizona, and Utah. Jet-Hot employs personnel in production facilities in Pennsylvania, Mississippi and Arizona and has a separate company headquarters located in King of Prussia, Pennsylvania.

Change in Fiscal Year

Historically we have adopted nCoat Auto’s fiscal year ending December 31 and will prepare and file financial reports and other reports based on the fiscal year end. The attached audited financial statements of the original nCoat, Inc. (nCoat Auto) reflect the historical operations of the nCoat Auto as of the calendar year ending December 31, 2006.

Competition

As noted above, competition in the high performance coatings industry is characterized by hundreds of small privately owned coatings companies with market share in several market segments.  May of the domestic firms are small local or regional applicators, with many that use supplied third-party coatings.  No single company dominates the marketplace. This is especially true in the automotive OEM and aftermarket industries. Because of the relative small size of competitors in this market space, we believe that there is little product research innovation and even less production innovation.  Management believes that HPC and MCCI excel because of their research and engineering expertise. HPC and MCCI are two of fewer than a dozen companies that could be considered large enough to be known nationally.

Regulation

Governmental regulations, particularly those in the U.S. have had a two-edged impact on the coatings industry.  There have been increasing concerns for the environment with the passage of regulations which restrict the amount of volatile organic compounds (VOCs) which can be released with the manufacture and application of high performance coatings.  There have been stricter regulations on the waste side of the coating manufacturing and application.  This continuing upward pressure on the formulations and applications of coatings has required the industry to seek “cleaner” methods, and environmentally safer coatings.  We have recognized these issues and is continually working to anticipate and adjust their proprietary formulation to meet the changing regulatory landscape.  On the other hand, it is because of the far-reaching effect of the very same environmental issues that manufacturers of trucks, equipment, engines, and others including nCoat’s present and potential customer base are seeking higher and better performance from the coatings available in the marketplace.  Recirculation of exhaust gases in internal combustion engines in attempt to lower the release of pollutants as mandated, has engine manufacturers seeking thermal and corrosion protection for the hotter-running motors.

Employees

As of June 29, 2007, we employed a total of 200 persons in the United States. The follow table sets out the location and number of those employees:

Company	Location	Full time	Part time	Total
nCoat	North Carolina	4		4
	Utah	8		8
HPC	North Carolina	58		58
	Oklahoma	36		36
	Utah	21	1	22
	Arizona	4		4
nTech	North Carolina	3		3
	Utah	8		8
MCCI	Pennsylvania	21	1	22
	Mississippi	26		26
	Arizona	9		9
TOTALS		198	2	200

Description of Property

We have the following leased facilities:

Company	Location	Office Space	Production Space	Total
nCoat	North Carolina	12,000		12,000
	Utah	7500		7500
HPC	North Carolina	(1)	51600	51600
	Utah	(2)	8500	8500
	Oklahoma	(3)	17000	17000
	Arizona	(3)(4)	2800	2800
nTech	North Carolina	(1)		0
	Utah	(2)		0
MCCI	Pennsylvania	2500	10000	12500
	Mississippi	(3)	30000	30000
	Arizona	(3)(4)	15000	15000
TOTALS		22,000	55000	156,900

We believe that the facilities are well maintained, and are generally suitable and adequate for our current and projected operating needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  As of the date of this Prospectus, was not aware of any such legal proceedings or claims against it or its subsidiaries that it believes will have a material adverse affect on business development, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Since inception, we have focused our resources on the following areas:

1)	Develop proprietary nanotechnology coatings formulations into commercially viable nano-formulated coatings and materials products.

2)
Fund the acquisitions of profitable high performance coatings (surface treatment) companies in a highly fragmented cottage industry and to provide operating and expansion capital for growth of those acquisitions.

3)	Exploit the organic growth prospects in our first acquisition, HPC (see discussion below), and in all future acquisitions.

4)
Provide a corporate structure for the daily management of all companies, interests, and stock held by nCoat, and its subsidiaries including preparation of all accounting and finance, operations, information, marketing, sales, human resource, management and other systems and process to support transition and integration of an aggressive acquisition strategy

5)	Create competitive diversification by incorporating a “distributed” production model into the specialty coatings industry that is currently rare in the high performance coatings arena.

6)	Create competitive diversification by incorporating a “licensing” model into our business plans. This licensing will allow us to provide other applicators with its coatings.

7)	Operate nTech and HPC and any other future acquisitions to develop, integrate and sell commercially viable proprietary nano-formulated and traditional coatings products.

Our Business Strategy

We are committed to providing high quality, innovative, high-performance products, responsive service and competitive prices in the niche market of high performance coatings. Our goal is to become the commercial industry leader and the leading technology innovator of nano-scale products in this sector. Our principal business strategy includes the following components:

Acquisitions.  we anticipate that we will identify specific target companies for acquisition in the fragmented industry that will add value beyond the purchase price in the integration of complementary business to create a synergistic market presence. While HPC has been involved in many of the industry's different coating needs, there will be a number of attractive companies that have developed their own “sub-niche” and attractive customer base that we may be able to exploit using future money-raising efforts for acquisitions.

Internal Organic Growth. Because of the fragmented make-up of the high performance coatings industry, management plans on continuing to expand sales revenues by marketing enhanced and superior coatings. Whereas the after-market retail customer has always been, and will continue to be, a major contributor to our successful business activities, the advancement of coating technology, combined with increasing environmental and pollution control concerns has created strong markets in the original equipment manufacturer (“OEM”) domain. We intend to continue to develop sales and marketing efforts on both the after-market and OEM sides of the business.

Distributed Model Development. We, through HPC and nCoat operating experience, recognizes that there are opportunities to expand the business to include establishing application efforts on site for large OEM customers. The “distributed” business model as envisioned by us allows for the establishment of on-site coatings application as part of the assembly-line process within the manufacturing and/or assembly process of a large customer. Savings on handling, shipping, inventory, logistics management and other similar expenses demonstrate the viability of this approach in a rapidly growing market. This business model is rare in the industry, and can be additive to our revenues without large capital outlays.

Licensing Intellectual Property. We intend to enter into protective “field of use” licensing with those manufacturers that may be tier-one suppliers of large OEM companies or who deploy a distributed production model described above. However, unlike the distributed model where application expertise and management control are inherent elements of the model, our “field of use” license agreements supply proprietary coatings to third parties already applying coating at their plants.

Strengthen nTech's research and development efforts. We intend to continue to strengthen and exploit research and development capacities and provide additional novel and unique high performance products and a wide spectrum of value-added engineering services to further build our brand in international markets.

Acquisitions

Management believes that there is a strategic acquisition opportunity resulting from the market dynamics of the high performance coatings markets. Acquisitions of HPC and Jet-Hot have further validated our strategic research. We expect to search for, complete due diligence on and acquire other coatings companies that (i) a customer base that includes enterprise level customers in a mature market, (ii) enjoy strong and stable market presence in our targeted primary markets, (iii) are profitable, (iv) have a market presence similar to HPC, and (v) have an existing product mix whose performance and functionality can be significantly improved by the integration of nanotechnology know-how. We believe that there is exceptional opportunity for creation of a dominant company in this coatings industry sector.

Acquisition of Jet-Hot

We believe the acquisition of Jet-Hot is accretive to its financial, operational, and technical strength. Key synergies to our business plan include:

1.         Jet-Hot has a plant in Arizona as does HPC. The plants are about 10 miles apart. We expect to consolidate those plants in the next 90 days.
2.         Jet-Hot plants are built for high through-put and packaging of individual aftermarket production. HPC plants are built for high volume of OEM parts production.  We expect to consolidate like types of production to get maximum efficiency and benefit.
3.         Two corporate headquarters exist. We expect to consolidate accounting, human resources, legal, purchasing, sales and marketing, R&D and company management.
4.         HPC and JET-HOT sales and market groups can be consolidated for maximum production and efficiency, including advertising budgets.
5.        We expect to consolidate R&D and technical services to  nTech, for efficiency and intellectual synergies.
6.         HPC and JET-HOT sales prospects include many of the same names, including several where the two companies are the only two competitors for the account. We expect to capture most of the business where these conditions exist.
7.         Market and operational experience has shown that HPC or JET-HOT individually are too small to support higher volume production. Combination of the companies creates logistics benefits and additional facilities in new geographies that we expect to significantly raise customers confidence in its ability to fulfill their needs.
8.         Competition for stand-alone coatings sales (no applications services) is significantly decreased with the combination of the companies. Separately, prices are compressed to be competitive. Jointly, margins can be elevated over time since the best-of-breed technology of the companies in many cases are only seeing competition from each other with little outside competition.
9.           JET-HOT has more thermal barrier customers than HPC. HPC has more corrosion resistance and lubritic coatings customers than JET-HOT. Cross selling can occur to each company’s customer base to raise same-customer revenue. In addition, JET-HOT does not currently sell internal engine coatings. Their product line is for coatings on external parts only. HPC internal engine coatings can now be offered to all of JET-HOT’s approximate 9000 annual individual aftermarket customers.

Management’s Discussion and Analysis:

Explanatory Note: Financial Statements ending December 31, 2006 together with the following management discussion and analysis relates to the original nCoat, Inc., the privately held company that changed its name to nCoat Automotive Group, Inc. (nCoat Auto) as part of its entry into a share exchange agreement with Tylerstone Ventures Corporation (“Tylerstone”) in February 2007. Any references in the financial statements or in this section that refer to “the Company” refer to nCoat Auto, not to the later merged Tylerstone/nCoat, Inc.

LIQUIDITY AND CAPITAL RESOURCES

There is limited historical financial information about us upon which to base an evaluation of our performance. nCoat Auto has been in existence since September 2004 and incorporated in early 2005. In September of 2005, it purchased High Performance Coatings, Inc. (HPC), an operational coatings company which is responsible for the majority of the nCoat-consolidated revenues. nCoat Auto also created in 2006 an intellectual property and development group, nTech, Inc. (nTech) that, at December 31, 2006, had generated minimal revenue reported in the consolidated financials. We merged with nCoat Auto in February of 2007 and adopted its fiscal year, its operations and its financial history.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary, either through the issuance of additional debt or equity instruments, to operate until the profitability occurs through the generation of revenue. We will need to raise this capital to fund both the normal operating costs and expansion efforts. If we are not able to generate sufficient revenues and cash flows or obtain the necessary funding, we will be unable to continue as a going concern. As disclosed in the May 17, 2007 report of the independent auditors related to our financial statements for the fiscal year ended December 31, 2006, our recurring losses and negative cash flows from operations raises substantial doubt about our ability to continue as a going concern. Our working capital deficiency as at March 31, 2007 was $9,623,195 with accumulated losses from the date of inception of $11,276,381. We entered into a share exchange agreement in February 2007; have engaged an investment banking firm to assist in raising new capital; have increased operating activities focused on the marketing of our products and have been negotiating sales agreements all to enable us to generate sufficient cash flow for us to continue as a going concern. If we does not receive sufficient funds to settle amounts owed to creditors and pay future expenses, there is the possibility that we would be unable to continue.

At December 31, 2006, we had assets of $6,227,569, and liabilities of $9,337,318. Amounts owed to related parties have no specific terms of repayment and bear no interest. Prior to the merger with Tylerstone, nCoat Auto entered into a funding arrangement with Tylerstone for debenture-based financing to support our requirements. At December 31, 2006, we had used $1,750,000 of these funds. Terms of the debentures call for interest at one-half percent over Wall Street Journal prime.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements include operating leases for production facilities and office space.

Our Operating Results

Comparison of the three months ended March 31, 2007 and 2006

Total revenue increased to $1.3 million for the three months ended March 31, 2007, compared to $1.1million for the same period in 2006. First quarter 2007 revenues were enhanced by the Company’s growing customer base, resulting in 10% growth over the corresponding period in 2006. The Company acquired new OEM accounts, including major accounts in the diesel engine manufacturing and motorcycle industries. In addition, several OEM customers have increased their volume through our facilities. After a three year relationship with the Company, a major OEM diesel engine manufacturer, which from time to time represented as much as 20% of the Company’s revenue, consolidated their manufacturing operations to Europe. Due to this change, the cost of transporting parts to our facility caused the customer to discontinue using our coatings.

Cost of Sales.

Cost of sales as a percentage of sales increased to 106.1% for the quarter ended March 31, 2007 compared to 82.0% for the same period in 2006. We experience abnormally high costs and continues to feel the effects from opening its new production facility in North Carolina and from moving the “H Series” and “S Series” OEM accounts from the HPC Utah facility to the North Carolina facility and re-tooling the Utah facility to meeting production requirements for high volume “E-Series. The increased cost of sales as a percentage sales can be attributed to the higher cost associated with the usual and customary costs related to the start-up of a new facility.

General and Administrative Expenses.

General and Administrative expenses for the quarter ended March 31, 2007 increased to 176.4% of sales compared to 98.7% for the same period in 2006. The expense recorded to reflect the grant of 6,715,590 shares of common stock and 5,965,000 shares of nonvested common stock to employees during the current quarter was $929,230. The 2007 increase over the same period in 2006 reflects costs related to creating a public company, the costs of nCoat, the parent company which reflect the costs related to the infrastructure created to support the aggressive acquisition and growth plan for the Company.

Sales and Marketing Expense

Sales and marketing expense for the quarter ended March 31, 2007 increased by approximately $62,000 and increased to 30.0% of sales from 27.4% for the same period in 2006. This increase is attributable to salaries and fringe benefits for additional sales force.

Interest Expense.

Interest expense increased from $135,980 to $231,312 due to increased borrowing during the year.

Earnings per Share.

As a result of the merger transaction, the number of outstanding shares has increased to 88,920,400 and the weighted average shares have increased from 6,362,121 to 59,177,708.

The Company suffered losses of $2,890,647 and $1,383,255 and used $1,124,338 and $652,353 of cash in operating activities during the periods ended March 31, 2007 and March 31, 2006, respectively.

Management’s Discussion and Analysis of Financial Condition and Results of Operations Performance in 2006 compared with 2005

Performance Overview

The original nCoat, Inc. (which changed its name to nCoat Auto) acquired all of the capital stock of HPC and began operating the HPC business in September 2005. Therefore, throughout this discussion of the Company's (nCoat Auto's) financial performance, the bulk of which comes from the operations of HPC, the comparison will be made between a three-month reporting period ending in 2005 and a twelve-month period ending in 2006. The comparison between the single last quarter of 2005 and all of 2006 will, in some cases such as sales revenue, skew percentage increases one period over the other.

Sales increased 502% to $5.6 million in 2006 compared to $1.1 million 2005. We attribute the increase in sales to the sales of custom formulated nano-coatings that led to 2006 sales of approximately US $1 million directly from its nano-formulated product mix.

Cost of sales as a percentage of sales increased to 95.7% compared to 85.4% in 2005. The Company opened its new production facility in North Carolina and moved its headquarters from Utah to North Carolina in the fall of 2006. Production began in the new facility in October 2006. The increased cost of sales as a percentage sales can be attributed to the higher cost associated with the usual and customary costs related to the start-up of a new facility.

Selling, general and administrative expense decreased as a percentage of sales to 66.6% compared to 76.8% in 2005, sales and marketing expense as a percentage of sales remained constant at 18% and research and development expense as a percentage of sales remained constant at 17.0%.

The Company’s loss from operations from 2006 was $5.4 million compared to a 3 month operating loss of $1.1 million in 2005.

Interest expense for 2006 was $2,1 million compared to $.7 million for the three months of 2005. Interest in 2006 includes amortization of note discount in the amount of $1,2 million compared to $.4 million in 2005.

As a result of the above, our net loss and loss per share - assuming dilution for 2006 were $6.7 million and $.21, respectively, compared to $1.3 million and $.05, respectively, for 2005.

Financial Statements, One-Time Charges and Capital Expenditures

The Company had a high level of one-time expense and capital expenditures in 2006. In preparation for achieving rapid growth through acquisitions and internal growth of existing operating entities, nCoat the Company added facilities, personnel, systems and processes to support business growth and acquisition activities. Capital expenditures and one-time expenses were taken in the following areas:
1.	Facilities
a.
HPC added a new 55,000 square foot production facility in North Carolina with high volume, high through-put production equipment. Initial production began with one operating line. With future additions, The facility can accommodate five full simultaneously operating production lines.

b.
The Company transferred production of most high volume “H Series” and “S Series” OEM accounts from the HPC Utah facility to the North Carolina facility. This strategy moved production closer to customer manufacturing and assembly facilities, allows expansion of production lines to meet customer specifications, and focused production on new nano-coatings formulations and eliminated archaic production systems centralized in the Utah facility. This also significantly reduced increasing expedited and normal delivery transportation costs to OEM customers.

c.
After transfer of production from Utah to North Carolina, HPC re-tooled the Utah facility to meeting production requirements for high volume “E-Series” production for new customers in the diesel engine trucking industry. This strategy eliminated the need for use of higher wage temporary employees in the Utah facility to meet production requirements.

d.	HPC added additional equipment and facilities to the Oklahoma production facility to support higher volume motorcycle and recreational vehicle parts production.
e.	The Company moved corporate headquarters for nCoat, nTech and HPC to 11,000 square feet of office space attached to the new North Carolina production facility.
2.	Headquarters Relocation
The Company determined in 2006 that establishing corporate headquarters in North Carolina from Utah for nCoat, nTech and HPC was necessary for the rapid growth of all companies and the to better serve key enterprise customer demands. Several key employees were relocated to North Carolina and new offices were established at the North Carolina production facilities. Key one-time 2006 operating and capital expenses included:
a.	Utah facility rent write-down
b.	Employee relocation
c.	Equipment relocation
d.	New office equipment and furniture
e.	Lease improvements
3.	Personnel
The Company hired personnel in 2006 to ramp production, acquisition preparation, transition and integration and prepare for introduction of public trading. Personnel were added in the following general categories:
a.	General and administration
b.	Sales and marketing
c.	IS/IT
d.	Production management operations
e.	Strategic finance, mergers and acquisitions and acquisition integration
In addition, a one-time charge was established for a paid time-off capital pool for employees’ absentee days.
4.	Public Company
One-time expenses were realized in connection with preparation for merging with a publicly traded entity. Expenses included:
a.	Legal
b.	Accounting and audit
c.	Shell identification
d.	Selection and retention of investment banking and capital finance firms
e.	Shell acquisition
f.	Public filings
5.	Information Technology and Systems
In preparation for rapid expansion and tracking of high volume production, large increase in number of customers, prospect and vendor contacts, integrated accounting, and logistics management, the Company increased computer technology and enterprise software integration throughout all operating entities. One-time 2006 expenses included:
a.	Acquisition of new enterprise software
b.	Integration and training of new software program
c.	Abandoned software write-down

d.	New computer hardware
e.	Software engineering for code integration
f.	Consulting services
6.	Consulting
The Company utilized consulting from a few entities as one-time expenses to advise the company on transition and integration of HPC and other operating functions. Expenses to retain the founder of HPC to advise as to market, production, technology and operating issues were realized in 2006.
7.	R&D
The Company and its operating entities realized in 2006 one-time research and development expenses nearly double the expected future R&D burden. Over 20% of 2006 revenue was spent to complete initial formulations of nano-formulated coatings, complete testing and commercialize the coatings with multiple customers. One-time R&D expenses included:
a.	Corrosion resistant nano-coating formulation and testing
b.	Heat resistant nano-coating formulation and testing
c.	Nano-coatings application preparation, production, curing and shipping processes
d.	Development, specification and engineering of equipment for application of nano-coatings
Among assets developed from this extensive R&D activity are:
a.   High volume production equipment nano-coating application
b.   Process manuals for mixing, blending, preparation, application, curing and shipping of nano-coated parts
c.   Five filed patents
d.   Six additional patents under exploration
e.   Multiple trade secret technologies
8.	Non-recurring Marketing and Sales Costs
Certain marketing and sales set-up costs were realized in 2006 to establish systems and process to capture and track data and develop collateral materials and web presence for business development. Key expenses included:
a.	CRM software and database development
b.	Computer hardware to support field sales and graphics production
c.	Collateral materials development for aftermarket and OEM sales
d.	Development and launch of sales friendly website for HPC

In addition, certain marketing expenditures were paid on advice of former HPC ownership that proved ineffective or where the ROI was below expected level for efficient marketing procedures. These expenses will not be repeated beyond 2006. Discontinued marketing expenses include:
a.	Broad magazine advertising
b.	Trade shows focused solely on branding
c.	National race sponsorships
9.	Financing
The Company realized one-time expenses in 2006 for financing the purchase of HPC. Amortization expenses and note extension fees were included in financing expenses.

Description of the Securities

Terms of Securities

The Securities sold in the Offering consisted of our Series A 6% Convertible Notes (the “Series A Notes”); our Series B 6% Convertible Notes (the “Series B Notes”); our Series A Warrants (the “Series A Warrants”); and our Series B Warrants (the “Series B Warrants”).  This prospectus, and the registration statement of which it is a part registers only the resale of shares issuable upon conversion of the Series A Notes, exercises of the Series A Warrants, and conversions of previously issued Convertible Debentures.

Series A Convertible Notes

The Series A Convertible Notes are initially convertible into our common stock at a price of $0.40 per share.  The Series A Notes bear interest at a rate of 6% annually, with interest calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Any Interest that accrues under the Series A Notes is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of the Series A Notes, in cash or registered shares of common stock at our option.  The Series A Notes become due and payable three years from the date of the Purchase Agreement, unless the investors have converted the Series A Notes into shares of our common stock (the “Series A Note Shares”) pursuant to the terms of the Series A Notes.  The initial conversion price is $0.40, subject to adjustment as outlined in the Series A Notes.  In connection with the sale of the Series A Notes, we granted to the investors certain rights relating to redemption and repayment of the Series A Notes, approval of certain corporate transactions, and other rights, all as set forth in the Series A Notes.  We made certain covenants relating to past indebtedness, future indebtedness, and other covenants, all as set forth in the Series A Notes.  This discussion of the Series A Notes is qualified in its entirety by reference to the form of the Series A Notes attached to this filing as an Exhibit.

Series A Warrants

The Series A Warrants have a term of five years from the date of the Purchase Agreement, and are initially exercisable at $1.00 per share, subject to adjustment as set forth in the Series A Warrants.  Under the terms of the Series A Warrants, if at any time after one year from the issuance of the Series A Warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the Series A Warrant Shares by the investor, then the Series A Warrants may also be exercised at such time by means of a cashless exercise pursuant to a formula set forth in the Series A Warrants.

Convertible Debentures

From October, 2006 to May 31, 2007, the Company issued a series of Convertible Debentures.  The proceeds from the Debenture total were $2,500,000.  These Debentures are convertible at a rate of one share of common stock of the Company for each $.50, for a total expected issuance of 5,000,000 shares excluding the interest which will also be converted into an issuance of shares.  The rate of interest is 8.75%.  The holders of $2,000,000.00 of the outstanding Debentures have provided the Company with a notice of conversion and stock has been issued.  The remaining portion has not yet been converted.  The Debenture Agreement requires the Company to register the shares underlying the conversion.

Selling shareholders

Nineteen (19) of our investors, named in the table below, are the Selling Shareholders in connection with this prospectus and the registration statement of which it is a part.  None of the Selling Shareholders is affiliated in any way with nCoat or any of our affiliates.

This prospectus, and the registration statement of which it is a part, cover the resales of the shares to be issued to the Selling Shareholders, in connection with exercises of the Series A Warrants, conversions of the Series A Notes, and shares issued upon conversion of the Convertible Debentures.

The following table provides information about the actual and potential ownership of shares of our common stock by the Selling Shareholders in connection with the Series A Notes, the Series A Warrants, and the Convertible Debenture as of June 29, 2007, and the number of our shares registered for sale in this prospectus.  We are contractually obligated to register for resale amounts equal to 100% of the shares issued upon conversion of the Convertible Debentures; 120% of the shares issuable upon exercise of the Series A Warrants; 120% of the expected shares issuable as interest on the Series A Notes and 120% of the shares issuable upon conversion of the Series A Notes.  This prospectus and the registration statement of which it is a part covers the resale of up to 64,018,593  shares of our common stock issued or issuable to the Selling Shareholders in connection with exercises of the Series A Warrants, conversions of the Series A Notes, and conversions of the Convertible Debentures.

Under the terms and conditions of the Series A Warrants and the Series A Notes, each holder of Series A Warrants and Series A Notes (collectively, the “Series A Selling Shareholders”) is prohibited from exercising the Series A Warrants or converting amounts under the Series A Notes that would cause such Series A Selling Shareholder to beneficially own more than 4.99% of the then-outstanding shares of our common stock following such issuance.  This restriction does not prevent any Series A Selling Shareholder from receiving and selling shares and thereafter receiving additional shares.  In this way, a Series A Selling Shareholder could sell more than 4.99% of our outstanding common stock in a relatively short time frame while never beneficially owning more than 4.99% of the outstanding nCoat common stock at any one time.  For purposes of calculating the number of shares of common stock issuable to the Series A Selling Shareholders assuming an exercise of the full amount of the Series A Warrants and a conversion of the full principal amount of the Series A Notes as of June 29, 2007, as set forth below, the effect of such 4.99% limitation has been disregarded.  The number of shares issuable to a Series A Selling Shareholder as described in the table below therefore may exceed the actual number of shares such Series A Selling Shareholder may be entitled to beneficially own under the Series A Warrants or the Series A Notes.  The following information is not determinative of any Selling Shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholders	Shares of Common Stock Owned by Selling Shareholder Prior to Offering (1)	Shares of Common Stock Issuable to Selling Shareholder in Connection with Series A Warrants, Series A Notes, or Convertible Debentures		Percentage of Common Stock Issuable to Selling Shareholder in Connection with Series A Warrants, Series A Notes, or Convertible Debentures (2)	Number of Shares of Common Stock Registered Hereunder (3)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Bridge Point Master Fund, Ltd.	0	7,500,000	(4)	7.88%	9,000,000	0 (5)	0% (5)
Capital Venture International	0	7,500,000	(6)	7.88%	9,000,000	0 (5)	0% (5)
Enable Growth Partners LP	0	21,250,000	(7)	19.29%	25,500,000	0 (5)	0% (5)
Enable Opportunity Partners LP	0	3,000,000	(8)	3.26%	3,600,000	0 (5)	0% (5)
Pierce Diversified Strategy Master Fund LLC, Ena	0	750,000	(9)	0.84%	900,000	0 (5)	0% (5)
E. Roger Williams	0	500,000	(10)	0.56%	600,000	0 (5)	0% (5)
William P. Whalen	0	500,000	(11)	0.56%	600,000	0 (5)	0% (5)
Rodgers H. & Nancy W. Harper JTWROS	0	500,000	(12)	0.56%	600,000	0 (5)	0% (5)
Mark Reinders	0	500,000	(13)	0.56%	600,000	0 (5)	0% (5)
MLPFES Custodian FBO		750,000	(14)	0.84%	900,000	0 (5)	0% (5)
Edward A. Bugniazet III		500,000	(15)	0.56%	600,000	0 (5)	0% (5)
Jason E. Baer		250,000	(16)	0.28%	300,000	0 (5)	0% (5)
Jeffrey S. Kahn		250,000	(17)	0.28%	300,000	0 (5)	0% (5)
Martin Scott Moss		250,000	(18)	0.28%	300,000	0 (5)	0% (5)
Paul Foley		250,000	(19)	0.28%	300,000	0 (5)	0% (5)
EGATNIV, LLC		375,000	(20)	0.42%	450,000	0 (5)	0% (5)

Maxum Overseas Fund	4,023,090	0	(21)	4.44%	0	0 (5)	0% (5)
Coach Capital		1,024,549	(22)	1.15%	1,024,549	0 (5)	0% (5)

(1)           To our knowledge, the only Selling Shareholder who held shares of our common stock as of June 29, 2007, was Maxum Overseas Fund, consisting of the shares it received upon conversion of the Convertible Debentures.

(2)           As noted above, the Series A Selling Shareholders are prohibited by the terms of the Series A Warrants and the Series A Notes from converting amounts of the Series A Notes or exercising the Series A Warrants that would cause it to beneficially own more than 4.99% of the then outstanding shares of our common stock following such put.  The percentages set forth are not determinative of any Series A Selling Shareholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.  Inasmuch as the total allowable amount of stock at the 4.99% level is based on the “then outstanding share” count, these numbers are computed as the minimum amount that would be available to be converted in the event that the only additional issued (then outstanding) shares were the shares issued to the individual Selling Shareholder.  The number of shares actually issuable will be subject to the then number of Selling Shareholders that convert the Series A Notes and Warrants.

(3)           The registration statement of which this prospectus is a part covers up to 64,018,593 shares of common stock issued in connection with the Convertible Debenture and issuable in connection with the Series A Notes and the Series A Warrants.  Because the specific circumstances of the issuances under the Series A Notes and the Series A Warrants are within the discretion of the Series A Selling Shareholders, and are therefore unascertainable at this time, the precise total number of shares of our common stock offered by the Series A Selling Shareholders cannot be fixed at this time, but cannot exceed 64,018,593 shares unless we file additional registration statements registering the resale of the additional shares.  The amount set forth in the table represents the number of shares of our common stock that have been issued and that would be issuable, and hence offered in part hereby, assuming a conversion of the full principal amount of the Series A Notes (excluding any interest accrued thereon), and an exercise of all of the Series A Warrants, as of June 29, 2007.  The actual number of shares of our common stock offered hereby may differ according to the actual number of shares issued upon such conversions.

(4)           The shares issuable to Bridge Point Master Fund includes:

3,750,000shares of common stock issuable upon conversion of $1,500,000 principal amount of Series A Notes; and
3,750,000shares of common stock issuable upon exercise of Series A Warrants.

(5)           Assumes the conversion of the all of the Series A Notes and an exercise of all of the Series A Warrants held by the Series A Selling Shareholder, together with the sale by the Selling Shareholders of all such shares.  There is no assurance that any Selling Shareholder Highgate will sell any or all of the shares offered hereby.  However, each Series A Selling Shareholders is contractually prohibited from converting amounts of the Series A Warrants and the Series A Notes that would cause it to hold shares in excess of 4.99% of the then-issued shares of our common stock.  This number and percentage may change based on the Selling Shareholder’s decision to sell or hold the Shares.  If any Selling Sharheolder sells all of the shares issued to it in connection with the Series A Notes, the Series A Warrants, or the Convertible Debentures, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.  Additionally, as noted, this registration statement registers the resale of up to 64,018,593 shares by the Selling Shareholders.  In the event that we issue more than 64,018,593 shares to the Selling Shareholders in connection with the Series A Warrants or the Series A Notes, we will be required to file additional registration statements to cover the resale of such shares.

(6)	The shares issuable to Capital Venture International includes:

3,750,000shares of common stock issuable upon the conversion of $1,500,000 principal amount of Series A Notes; and
3,750,000shares of common stock issuable upon the exercise of Series A Warrants.

(7)	The shares issuable to Enable Growth Partners LP includes:

10,625,000shares of common stock issuable upon the conversion of $4,250,000 principal amount of Series A Notes; and
10,625,000shares of common stock issuable upon the exercise of Series A Warrants.

(8)	The shares issuable to Enable Opportunity Partners includes:

1,500,000shares of common stock issuable upon the conversion of $600,000 principal amount of Series A Notes; and
1,500,000shares of common stock issuable upon the exercise of Series A Warrants.

(9)	The shares issuable to Pierce Diversified Strategy Master Fund LLC includes:

375,000shares of common stock issuable upon the conversion of $150,000 principal amount of Series A Notes; and
375,000shares of common stock issuable upon the exercise of Series A Warrants.

(10)	The shares issuable to E. Roger Williams includes:

250,000shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the exercise of Series A Warrants.

(11)	The shares issuable to William P. Whalen includes:

250,000shares of common stock issuable upon the a conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the l exercise of Series A Warrants.

(12)	The shares issuable to Rodgers H. and Nancy W. Harper includes:

250,000shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the exercise of Series A Warrants.

(13)	The shares issuable to Mark Reinders includes:

250,000shares of common stock issuable upon the a conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the exercise of Series A Warrants.

(14)	The shares issuable to Scott Lyman includes:

375,000shares of common stock issuable upon a conversion of $150,000 principal amount of Series A Notes; and
375,000shares of common stock issuable upon a exercise of Series A Warrants.

(15)	The shares issuable to Edward A. Bugniazet III includes:

250,000shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the exercise of Series A Warrants.

(16)	The shares issuable to Jason E. Baer includes:

125,000shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000shares of common stock issuable upon the exercise of Series A Warrants.

(17)	The shares issuable to Jeffrey S. Kahn includes:

125,000shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000shares of common stock issuable upon the exercise of Series A Warrants.

(18)	The shares issuable to Martin Scott Moss includes:

125,000shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000shares of common stock issuable upon the exercise of Series A Warrants.

(19)	The shares issuable to Paul Foley includes:

125,000shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000shares of common stock issuable upon the  exercise of Series A Warrants.

(20)	The shares issuable to EGATNIV, LLC includes:

375,000shares of common stock issuable upon the conversion of $150,000 principal amount of Series A Notes; and
375,000shares of common stock issuable upon the exercise of Series A Warrants.

(21)	The shares issuable to Maxum Overseas Fund includes:

4,135,503shares of common stock issued upon conversion of the principal and accrued interest of the Convertible Debentures prior to the filing of this registration statement.

(22)	The shares issuable to Coach Capital includes:

1,024,594shares of common stock issuable upon conversion of the principal and accrued interest (to 06/30/07) of the Convertible Debentures prior to the filing of this registration statement.

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.  None of these persons may effect any stabilizing transaction to facilitate any offering at the market.  As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus.  Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement.  We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers		Position	Served Since

Paul S. Clayson	50	CEO and Chairman of the Board of Directors.	Februaty 2007
		Director	October 2006
Terry R. Holmes	60	President, COO Director	Februaty 2007 October 2006
Bert Wonnacott	56	Vice President, Chief Development Officer	March 2007
James C. Dodd	64	Vice President, Chief Financial Officer	March 2007
Dr. Thomas Buckley	57	Director	March 2007
Geoffrey D. Lewis	49	Director	March 2007

Paul S. Clayson
Mr. Clayson has been a business owner, global strategic planning expert, financial and investment strategist and political advisor for the past 25 years. He currently serves as President and Chief Operating Officer and equity partner an award-winning diversified nanotechnology company. Previously, Mr. Clayson managed congressional campaigns and served as Chief of Staff to two U.S. Congressmen and as a lead advance agent to two U.S. Presidents. Mr. Clayson served as senior management and operations officer for three prominent institutional investment advisory and research firms in Portland, Oregon, growing assets under management from $400 million to over $2 billion in under four years. He also served as senior officer for a publicly traded software technology company where he developed global marketing, business, product development and finance strategies and grew the company from a no-revenue R&D company to a globally commercialized firm with customers worldwide and development contracts with many of the world's dominant computer, semiconductor, telecom and consumer electronics companies. Mr. Clayson has served as the Chairman of the Economic Development Committee for the campaign of Governor Jon Huntsman of Utah and was appointed by the Governor to serve as the Chairman of the Utah Nanotechnology Initiative.

Terry R. Holmes
Mr. Holmes has 35 years of high level business experience as a serial entrepreneur successfully starting numerous profitable technology enterprises, primarily in the telephony, software development and interactive voice response (IVR) industries. Mr. Holmes has incubated numerous software applications and commercialized many into companies, which have significant collective current sales. Mr. Holmes founded the first ASP voice mail bureau in the United Stated of America and developed a total of 3 voice mail bureaus, then sold his interest to develop systems for the IVR industry. Mr. Holmes has founded and been CEO and Chairman of several telephony software companies, including; a telephony interconnect company, a telecom consulting company, an MLM ASP software development and licensing company and a health benefit eligibility and enrollment ASP software development and licensing company. Currently, he serves as CEO and Chairman of the Board of an ASP telephony and web services company, and as CEO and Chairman of an award-winning nano-technology research, development and technology licensing company, which he founded in 2001. Mr. Holms currently serves as the Vice Chairman of the Utah Nanotechnology Imitative and as a member of the Utah Digital Health Commission.

Bert Wonnacott
Mr. Wonnacott earned an MBA and JD degree in a combined program from the University of Utah following an undergraduate degree in business management and accounting from the same institution. For more than thirty years, he has worked in corporate law, business management and strategic advisory of multiple individuals and business entities. He has been a small business owner and officer in several ventures. Mr. Wonnacott has previously worked in corporate and private law practice focusing on business start-ups, venture capital portfolio management, capital funding, mergers, acquisitions and international taxation. He worked for a venture capital firm in charge of portfolio selection, due diligence, documentation, federal compliance and investment management. He also formed an investment advisory company focusing on specialized global currency trading and investing. He has volunteered his professional services for several 501(c)(3) charitable organizations.

James Dodd
Following 20 years of public accounting experience, including nine years as a partner with a leading international CPA firm, Mr. Dodd has 20 years experience as a senior corporate officer and Chief Financial Officer ranging in scope from a large multinational concern to a new product startup company. His experience in finance, accounting, administration, analysis and planning, mergers and acquisitions and business development have included two public companies with domestic and international operations. Mr. Dodd has served as the CFO of companies engaged in manufacturing and distribution in the food, defense, automotive, investment research and publishing and recreation sectors. Mr. Dodd has a degree in business from Montana State University and is a CPA.

Dr. Thomas F. Buckley
For over 27 years, Dr. Buckley has enjoyed career success as a research and development chemist, staff scientist, and global chemical product compliance specialist providing market support for existing and emerging lubricant and fuel additive technologies, novel minerals applications and alternative fuel sources for both large and small corporations and affiliated university research departments. Dr. Buckley has specific expertise in synthetic organic chemistry, related commercial process and product development, the protection of Intellectual Property Rights, and associated global new chemical regulatory affairs. Dr. Buckley received both his Bachelor of Science degree in Chemistry and his Master of Science degree in Organic Chemistry from the University of New Hampshire (Durham) in the early 70s, beginning his professional career as a medicinal chemist. He later completed his Doctor of Philosophy degree in Synthetic Organic Chemistry from the University of California (Berkeley). He is the inventor of record for over 45 U.S. and International patents, has published in several research, business trade, and technical journals over his career including numerous technical conference venues to date, and has served as Chairperson of numerous lubricant additive trade associations sector groups having impact upon the uniform interpretation, reconciliation, and implementation of regional chemical regulations in a global chemicals economy. Dr. Buckley currently serves on the staff of a Fortune 50 company providing counsel and product management strategies to assure coordinated and timely technical outcomes consistent with regulatory compliance obligations and internal corporate policy. To this end, among other duties, he serves as lead new substance notification negotiator in most discussions with the major global Competent Authorities. Currently, he also serves as a lead lubricant industry group contributor to the ongoing debate to develop reasoned and scientifically sound draft directives and regulations, thus minimizing any potentially adverse impacts upon the chemical industry at large

Geoffrey D. Lewis
Geoff Lewis, 49, is Senior Vice President/Chief Legal Officer of RE/MAX International, Inc. since 2004. RE/MAX© is the leading global brand in residential real estate with over 6,000 franchises and 120,000 sales associates in 63 countries. Mr. Lewis has responsibility for the legal, administration and vendor management departments. He has authored nationally circulated papers on his industry and has spoken at industry conventions and testified as an expert before Congress. From 1995 to 2004, Mr. Lewis was Vice President, Corporate Development and General Counsel for NACCO Materials Handling Group, Inc. (“NMHG”), a $2 billion dollar company engaged in the worldwide design, manufacture and marketing of Hyster© and Yale© brand forklift trucks. As head of Corporate Development, Mr. Lewis structured acquisitions, joint ventures and financings in the United States, Europe, Mexico, China, Japan, South America and Australia. While at NMHG, Mr. Lewis oversaw the legal aspects of the public issuance and trading of securities on the NYSE. From 1991 to 1995, Mr. Lewis was Vice President and General Counsel of American Health Properties, Inc., a New York Stock Exchange-listed REIT. In that capacity, he dealt extensively with acquisitions, financings, securities regulations, and public and private securities offerings. From 1985 to 1991, Mr. Lewis practiced in mergers and acquisitions and corporate finance while with the international law firm of Jones Day. Lewis received his Bachelor of Arts (BA) degree from Brigham Young University in 1980, a Juris Doctorate (JD) in 1983 from the University of Virginia and a Master of Business Administration (MBA) from the University of Colorado in 1994.

Commission's Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the provisions in our Certificate of Incorporation, our Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2007, by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire beneficial ownership of within 60 days of May 1, 2007 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 88,040,000 shares of our common stock were issued and outstanding as of May 1, 2007.

Unless provided for otherwise, the address for each of the beneficial owners named below is the Company's business address 7237 Pace Dr. PO Box 38 Whitsett, NC 2737-9118.

Name of Beneficial Owner	Shares	Percent of Class

5% Stock Holders
Mark Willes Family Trust (1)	16,058,600	18.2%
3561 North 100 East
Suite 300
Provo, UT 84604

Directors and Named Executive Officers

Paul Clayson (1)	13,451,880	15.3%
Terry Holmes (1)	13,451,880	15.3%
Bert Wonnacott (1)	350,000	0.4%
James Dodd (1)	500,000	0.6%
Dr. Thomas F. Buckley	-	-
Mr. Geoffrey D. Lewis	-	-
All directors and executive officers as a group. (4 persons)	27,753,760	31.5%

(1)   These shares are restricted because they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the affiliates, including Directors and Officers of the Company could sell 1% of the outstanding stock in the Company every three months. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule 144. There are “stock transfer” instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

Description of Common Stock

nCoat, Inc., was incorporated as Tylerstone Ventures Corporation (“Tylerstone”) under the laws of the state of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $0.001. We have changed our name from Tylerstone Ventures Corporation to “nCoat, Inc.” and effected a forward split of its common stock on a 20 for 1 basis.  We also increased our authorized capital from 25,000,000 common shares to 500,000,000 common shares at a par value of $0.0001 per share.

On February 3, 2007, Tylerstone entered into Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of our common stock, par value $0.0001 per share (“Company Common Stock”).

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, we acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 2,542,000 pre-spilt shares of our Common Stock, which represents 57.75% of the issued and outstanding shares of our Common Stock. As a part of the Agreement, our existing shareholders returned and we cancelled 750,000 outstanding pre-spilt shares of our Common Stock for no consideration. Within a few days of the formal closing, our forward 20:1 split of the Common Stock took effect. As of June 30, 2007, 88,920,400 shares of our common stock were issued and outstanding.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments, and are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, in its sole discretion, from funds legally available for such use.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Certain Relationships and Related Transactions

We lease office space, telephone and computer equipment and purchases long distance telephone service from a company owned by an officer and director of the Company. From April 2007 and through the date of this prospectus, the dollar amount involved in connection with this relationship has decreased below $60,000.  In 2006, this company was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $103,013 and $258,232, including expense reimbursements, respectively, for years ended December 31, 2006 and December 31, 2005.

During the year ended December 31, 2006, we entered into a Revolving Line of Credit agreement with three companies controlled by our officers and directors. Total interest paid under this agreement was $1,661. This line of credit expired on December 31, 2006.

Certain officers and key employees of ours received consulting fees in lieu of, or in addition to, their annual salary, prior to the merger. Payments for the years ended December 31, 2006 and December 31, 2005 totaled $354,000 and $322,000, respectively for Clayson, Holmes and Wonnacott. Effective January 1 2007, all payment are reflected as salaries rather than consulting fees.

As of the date of this registration statement, our common stock traded on the OTC Bulletin Board (the “Bulletin Board”).  The Bulletin Board does not impose on us standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.  Nevertheless, we have undertaken to appoint two individuals to our Board of Directors, Dr. Thomas Buckley and Mr. Geoff Lewis, who are independent under the NASDAQ Marketplace Rules and those standards applicable to companies trading on NASDAQ.

Specifically, neither Dr. Buckley nor Mr. Lewis:

-           has been any time during the past three years, employed by us or by any parent or subsidiary of ours;

-           has accepted or had a family member who accepted any compensation from us in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence.

-           is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

-           is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000.

-           is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of ours serve on the compensation committee of such other entity; or

-           is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Market for Common Equity and Related Stockholder Matters

Our common stock trades on the NASD Over-the-Counter Electronic Bulletin Board under the symbol NCOA.  The following table sets forththe prices of our common stock as reported and summarized on the OTC BB since February 22, 2007.  These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter Ended	High Bid	Low Bid
2007 First Quarter	$1.09	$0.59
2007 Second Quarter	$1.05	$0.65

As of July 10, 2007, we had approximately 90 shareholders of record holding 88,920,400 shares of common stock.

We have not paid, nor declared, any dividends on our common stock since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent the corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation projected for 2007.  Note that the individuals listed below were neither paid employees or compensated board members of nCoat until after its merger in February.  The salary amounts are projected for the 2007 fiscal year.  No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Paul Clayson	2007	$250,000							$250,000

Terry Holmes	2007	$250,000							$250,000

James Dodd	2007	$120,000		$350,000(1)					$420,000

Bert Wonnacott	2007	$120,000							$120,000

(1)  Upon the expiration of a 90-day probationary employee period, the stock was issued, subject to vesting  and Rule 144 restrictions.  The amount shown in the table represents the award (500,000) at the average market value of $.70 per share on the day of the expiration of the 90-day period (June 1, 2007).

There are no stock options outstanding as of June 29, 2007 and no options have been granted in 2007, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

Director Compensation

We have not paid any compensation to our directors in 2006.

Stock Option Plans

There is no stock option plan in effect as of June 29, 2007 and no plans have been projected for 2007.  This does not preclude any such plans in the future.

Changes in and disagreements with accountants on accounting and financial disclosure

As previously reported, effective as of February 14, 2007, we dismissed Madsen & Associates, CPA's, Inc. (“Madsen”) as our certifying public accountant. Additionally, effective as of February 14, 2007, we engaged Hansen Barnett & Maxwell, P.C., as our certifying public accountant.

Madsen reported on our consolidated financial statements for the years ending August 31, 2005 and August 31, 2006, and reviewed our unaudited condensed consolidated financial statements for the quarterly period ended November 30, 2006. For these periods and up to February 14, 2007, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Madsen dated September 28, 2006, on our consolidated financial statements as of August 31, 2006, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to our ability to continue as a going concern without raising additional working capital.  Additionally, the audit report of Madsen dated September 29, 2005, on our consolidated financial statements as of August 31, 2005, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to our ability to continue as a going concern without raising additional working capital.

There were no reportable events (as defined in the Regulation S-B Item 304(a)(1)) during the year ended August 31, 2005, August 31, 2006, or the subsequent interim periods through February 14, 2007.

We provided Madsen with a copy of the foregoing disclosure, and received a letter from Madsen stating that they agreed with the statements made above by the Company.

No consultations occurred between us and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell's appointment as our independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1) of Regulation S-B, as the case may be.

Experts

Our consolidated balance sheets as of December 31, 2006 and 2005, and the consolidated statements of operations, stockholders’ equity (deficit), and cash flows, for the years then ended, have been included in the registration statement on Form SB-2 of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP 61 Broadway, New York, New York 10006.

 Where to get additional information

Federal securities laws require us to file information with the Commission concerning our business and operations.  Accordingly, we file annual, quarterly, and special reports, and other information with the Commission.  You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to nCoat  and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

nCoat, Inc. and Subsidiaries

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007
(Unaudited)

March 31,
2007
ASSETS
Current Assets
Cash	$100,706
Trade receivables, net	905,470
Inventory	79,856
Deferred loan costs	113,572
Other current assets	69,413
Deferred income tax assets	230,705
Total Current Assets	1,499,722
Property and Equipment, net	1,562,904
Intangible Assets, net	3,102,867
Total Assets	$6,165,493

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$1,812,306
Accrued liabilities	1,202,918
Current portion of notes payable	5,826,628
Advances from investors	700,000
Accrued consulting obligation	500,000
Current portion of obligations under capital leases	135,298
Total Current Liabilities	10,177,150
Long-Term Liabilities
Notes payable, net of current portion	278,562
Obligations under capital leases , net of current portion	436,500
Deferred income taxes	230,705
Total Long-Term Liabilities	945,767
Stockholders' Deficit
Common stock - $0.0001 par value; 500,000,000 shares authorized;
88,920,000 shares and 33,660,000 shares outstanding, respectively	8,892
Additional paid-in capital	6,310,065
Accumulated deficit	(11,276,381)
Total Stockholders' Deficit	(4,957,424)
Total Liabilities and Stockholders' Deficit	$6,165,493

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

For the Three Months ended March 31,	2007
Net Sales	$1,250,683
Cost of Goods Sold	1,327,904
Gross Profit (Loss)	(77,221)
General and Administrative Expense	2,206,675
Sales and Marketing Expenses	375,439
Loss from Operations	(2,659,335)
Interest Expense	(231,312)
Other Expense	-
Loss Before Income Taxes	(2,890,647)
Income Tax Benefit	-
Net Loss	$(2,890,647)

Basic and Diluted Loss per Share	$(0.05)
Basic and Diluted Weighted-Average Shares Outstanding	59,177,708

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY
For the Three Months Ended March 31, 2007
(Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2006	33,660,000	$3,366	$5,272,619	$(8,385,734)	$(3,109,749)

Shares issued to investor	1,130,910	113	(113)	-	-

Shares issued to employees and consultants as compensation	6,715,590	672	865,639	-	866,311

Non-vested shares issued to employees as compensation	5,593,500	559	62,360	-	62,919

Shares issued for the exercise of warrants	3,740,000	374	(204)	-	170

Shares issued to the former shareholders of Tylerstone Ventures Corporation	37,200,000	3,720	(3,720)	-	-

Shares issued as compensation for services	880,400	88	113,484	-	113,572

Net loss	-	-	-	(2,890,647)	(2,890,647)
Balance - March 31, 2007	88,920,400	$8,892	$6,310,065	$(11,276,381)	$(4,957,424)

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

For the Three Months ended March 31,	2007	2006

Cash Flows From Operating Activities
Net loss	$(2,890,647)	$(1,383,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	107,250	83,161
Amortization of intangible assets	128,175	143,628
Loan Amortization		308,845
Share based compensation	929,230	-
Changes in assets and liabilities:
Accounts receivable	58,811	(202,867)
Inventory	9,109	67,679
Other current assets	4,597	48,478
Accounts payable	428,677	276,753
Accrued liabilities	100,460	5,225
Net Cash Provided by Operating Activities	(1,124,338)	(652,353)

Cash Flows From Investing Activities
Purchase of property and equipment	(3,663)	(93,511)
Net Cash Used in Investing Activities	(3,663)	(93,511)

Cash Flows From Financing Activities
Proceeds from issuance of notes payable	500,000	37,787
Proceeds from advances from investors	700,000	-
Principal payments on notes payable	(3,405)	-
Principal payments under capital lease obligations	(31,002)	-
Repayment of checks drawn in excess of cash in bank	-	(61,000)
Other	(323)	-
Net Cash Used in Financing Activities	1,165,270	(23,213)
Net Increase (Decrease) in Cash	37,269	(769,077)
Cash At Beginning of Period	63,437	873,844
Cash At End of Period	$100,706	$104,767

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$231,312	$135,980

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

(Unaudited)

Note 1.	Basis of Presentation and Description of Business

Interim Financial Statements - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) for interim financial information and with the instructions to Form 10-QSB.  Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements included on Form 8-K filed with the Securities and Exchange Commission on May 18, 2007. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for any future periods or for the year ending December 31, 2007.

Nature of Operations - nCoat, Inc. and its subsidiaries specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano as well as multiple non-nano surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Corporate offices and operations headquarters are located in Whitsett, North Carolina and application operations are conducted at four production facilities located in Bluffdale, Utah, Chandler, Arizona, Oklahoma City, Oklahoma and Whitsett, North Carolina.

Organization and Basis of Presentation - On February 1, 2007, the shareholders of nCoat, Inc. changed its name to nCoat Automotive Group, Inc. (referred to herein as “nCoat”). On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock.

The nCoat shareholders received a majority of the voting equity interests of Tylerstone and nCoat was therefore considered to have acquired Tylerstone for financial reporting purposes. Immediately prior to the share exchange, nCoat had 11,554,545 shares of common stock outstanding. The share exchange was recognized as the recapitalization of nCoat into Tylerstone at historical cost in a manner similar to a 4.4-for-1 forward stock split. The accompanying consolidated financial statements have been restated on a retroactive basis for all periods presented to reflect the shares issued to the nCoat shareholders under the Share Exchange Agreement. On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. to conform to the name of the operating company and to increase the authorized common stock to 500,000,000 shares, $0.0001 par value.

The accompanying consolidated financial statements include the operations, accounts and transactions of nCoat, Inc. from February 14, 2007, of nCoat Automotive Group, Inc. for all periods presented and of High Performance Coatings, Inc. and nTech, Inc. from the dates of their acquisition or formation, which entities for those periods are collectively referred to herein as the “Company” or “nCoat” All intercompany transactions and balances have been eliminated in consolidation.

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company suffered losses of $2,890,647 and $1,383,255 and used $1,124,338 and $652,353 of cash in operating activities during the three months ended March 31, 2007 and 2006, respectively. The Company has experienced losses from operations since inception and has an accumulated deficit of $11,276,381 as of March 31, 2007. At March 31, 2007, the Company had a working capital deficiency of $9,623,195 and a capital deficiency of $4,957,424. Based on current operations, cash flows from operations will likely be negative throughout calendar year 2007. As of March 31, 2007, the Company’s principal sources of liquidity were approximately $100,000 of cash and $900,000 of trade accounts receivable. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

These losses from operations and negative cash flows occurred while the Company was developing and the Company continues to develop and commercialize products utilizing a new and unique technology, opening a new facility, relocating its corporate headquarters and the installation of an infrastructure to support the Company’s plan for growth and development.  These factors have placed a significant strain on the financial resources of the Company.  The ability of the Company to overcome these challenges depends on its ability to reduce its operating costs, generate higher revenue and achieve positive cash flows from operations and continued sources of debt and equity financing.

Capital requirements during the next 12months will depend on numerous factors, including the success of existing products, obtaining new customers for our products, the development of new applications for our products, and resources to develop and support of our products.  Specifically, we anticipate that we could need $4 to $5 million over the next twelve months to pursue our current operating plan, although the actual amount is dependent on our success in achieving the improvements mentioned above.  Management believes that actions presently being taken will provide the opportunity to continue as a going concern. These actions include engaging an investment banking firm to assist in raising capital, focused marketing of the Company’s products, and negotiating sales agreements with plans that these agreements will enable the Company to generate sufficient cash flow for the Company to continue as a going concern. The timing of such fundraising efforts will depend on the extent to which we are able to increase revenues and the success of the investment banking firm and the Company in attracting new investment. We evaluate our working capital needs and operating plan assumptions regularly to determine whether adjustments to our cash and liquidity outlook are warranted, and we also review potential sources of financing on an ongoing basis. However, adequate funds may not be available when needed, and if we raise additional funds by issuing equity securities, existing stockholders may be subject to dilution Furthermore, the failure to obtain additional working capital, if needed, could prevent the Company from achieving its business objectives.

Loss Per Common Share - Basic loss per share is computed by dividing net loss for the period by weighted-average number of common shares outstanding. The nonvested common shares issued as employee compensation are excluded from the calculation of basic loss per share. Diluted loss per share reflects dilutive potential common shares outstanding during the period. At March 31, 2007, 5,593,500 nonvested shares of common stock and 4,500,000 shares of common stock issuable upon conversion of notes payable were excluded from the calculation of diluted loss per share.  At March 31, 2006, 3,740,000 warrants were excluded from the calculation of diluted loss per share.

Note 2.	Summary of Changes in Significant Accounting Policies

Recently Enacted Accounting Standards - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. Accordingly, the Company adopted SAB 108 during the fourth quarter of 2006. The Company did not have a material impact on its consolidated financial statements from the adoption of SAB 108.

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The Company adopted FIN 48 on January 1, 2007 and its adoption did not have any effect on the consolidated financial statements.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 became effective for the Company on January 1, 2007 and did not have any effect on the consolidated financial statements.

Registration Payment Arrangements - On January 1, 2007, the Company adopted FASB Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”). Under FSP 00-19-2 and Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS 5”), a registration payment arrangement is an arrangement where (a) the Company endeavors to file a registration statement for certain securities with the SEC and have the registration statement declared effective within a certain time period; or (b) the Company will endeavor to keep a registration statement effective for a specified period of time; and (c) transfer of consideration is required if the Company fails to meet those requirements. When the Company issues an instrument with these registration payment requirements, the Company estimates the amount of consideration that is likely to be paid out under the agreement and offsets the amount of the liability against the proceeds of the instrument issued. The estimate is re-evaluated at the end of each reporting period, with any changes recorded as a registration penalty in the statements of operations.

Note 3.	Acquisition of Tylerstone

On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock. Tylerstone had 37,200,000 shares of common stock outstanding on February 14, 2007. Tylerstone’s only significant asset at February 14, 2007 was $2,250,000 of notes receivable from nCoat which were offset by $2,250,000 of convertible debentures payable to a third party. The reverse acquisition of Tylerstone by nCoat was recognized by nCoat as the conversion of the $2,250,000 of notes payable to Tylerstone into the convertible debentures and the constructive issuance of the 37,200,000 shares of common stock of Tylerstone that remained outstanding for no consideration.

Note 4.	Notes Payable

Revolving Credit Loan Agreements - The Company has a $200,000 revolving credit loan agreement with a bank. The related promissory note bears interest on the outstanding balance at the bank’s prime rate plus 1%, which was equal to 9.25% at March 31, 2007. The revolving credit agreement matured on February 7, 2007. The Company and the bank have agreed to retire the note through the remittance of 20% of collected accounts receivable. The balance due under the note payable was $195,720 at March 31, 2007 and December 31, 2006. The note payable is secured by assets of the Company.

Convertible Debentures - Through December 31, 2006, the Company borrowed $1,750,000 and through February 14, 2007, the Company borrowed an additional $500,000 from Tylerstone under the terms of a $3,500,000 revolving line of credit agreement. The related promissory note bore interest on the outstanding balance at 0.5% over prime, which was equal to 8.75% at February 14, 2007. Upon the reorganization of nCoat into Tylerstone on February 14, 2007, the amounts due under the revolving credit line with Tylerstone were in substance converted into $2,250,000 of convertible debentures payable to a third party (the “debenture holder”). The convertible debentures bear interest at prime plus 0.5% (8.75% at March 31, 2007) and mature from October 23, 2007 to November 28, 2007. Principal and accrued interest under the debentures are convertible, from the date of issuance, into common stock at $0.50 per share.

Management has determined the fair value of the common stock based on a third-party valuation of the Company’s common stock, an assessment of estimated future cash flows and the market value and discounted market value of the Company’s common stock for a short period of time after February 14, 2007. Based upon management’s assessment of the fair value of the Company’s common stock of $0.129 per share on the dates the convertible debentures were assumed, the debenture holder did not receive a beneficial conversion option. This conclusion is based on the fair value of the common stock into which the debentures are convertible of $580,500 being less than the $2,250,000 face amount of the convertible debentures.

In connection with the issuance of the debentures, the Company granted registration rights to the debenture holder, which required the Company to file a registration statement by April 15, 2007 registering the resale of the shares issuable upon conversion of the debentures and to use reasonable, commercial, best efforts to have the registration statement declared effective within 90 days thereafter. The debenture holders have consented to waive this registration requirement providing the Company include the shares issuable upon conversion in the next subsequent registration of the Company’s shares

Loans Payable - As part of a facility lease agreement, the Company financed leasehold improvements through the lessee. Loans of $283,203 were incurred and under the terms of the agreement the loans bear interest at 1% over prime, 9.25% at March 31, 2007. According to the terms of the lease agreement, the Company is required to make equal monthly payments, plus interest, through May 1, 2007 when a balloon payment of $264,792 was due. Prior to the maturity date the Company entered into dialog with the holder to extend then note with regular principal and interest payments until full repayment results; however, the terms of the note have not been modified.

Note and Warrant Financing Agreement - On September 28, 2005, nCoat, Inc. received $3,000,000 of proceeds from the issuance of a promissory note payable to a Family Trust along with warrants to purchase 3,740,000 shares of common stock for $170. Interest on the note accrues at 18% per annum and was payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. Effective September 30, 2006, the parties agreed to extend the maturity date of the note and the payment of any accrued interest until March 31, 2007. The Company agreed to pay the Family Trust a fee of $200,000, due at the note’s maturity. The fee was recognized as interest expense on the date of the extension. The note is secured by 7,333,333 shares of common stock of nCoat, Inc. held by companies owned by officers and directors of nCoat, Inc. The Family Trust is presently extending repayment of the note until such time as the Company may raise additional financing.  The Company has agreed to increase the interest of this note to 36% to compensate the holder for the extension until paid.

The warrants were exercisable on the earlier of September 28, 2008, the date the Company closes an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company and expired on December 31, 2010. The warrants were exercised by the Family Trust immediately prior to the February 14, 2007 reorganization of nCoat into Tylerstone.

Notes payable at March 31, 2007 are summarized as follows:

March 31,
2007

$200,000 Revolving credit line payable to a bank; bearing interest at bank's prime rate plus 1.0% (9.25% at March 31, 2006); due February 7, 2007	$195,720
Convertible debentures bearing interest at 0.5% over prime (8.75% at March 31, 2007)	2,250,000
Note payable; bearing interest at 36%	3,000,000
Note payable, bearing interest at prime plus 1.0% (9.25% at March 31, 2006); due March 2011	230,000
Note payable; bearing interest at prime plus 1.0% (9.25% at March 31, 2006); due May 1, 2007	283,203
Note Payable - bearing interest at 8.35%, payments due through November 7, 2007	66,158
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	16,507
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	63,602
Total Notes Payable	6,105,190
Less: Current portion	5,826,628
Long-Term Notes Payable	$278,562

Note 5.	Stock Compensation Plan

On February 2, 2007, the Company issued 6,715,590 shares of common stock and 5,593,500 shares of nonvested common stock to employees and consultants as compensation. The nonvested shares vest over periods ranging from one to four years. If an employee terminates employment with the Company prior to the shares vesting, the nonvested portion of the shares will be forfeited and returned to the Company. The nonvested shares are being held in an escrow by a third party. Compensation related to the 6,715,590 vested common shares issued was $866,311, or $0.129 per share. Based on management’s current estimate of forfeitures, 5,496,232 nonvested shares are expected to vest and have been valued at $709,014, or $0.129 per share, based on management’s assessment of the fair value of the Company’s common stock on February 2, 2007. Actual compensation expense will be based on the number of shares that actually vest. That expense is expected to be recognized over the four-year period the shares will vest, which is expected to be over a weighted-average period 2.0 years from March 31, 2007. For the period ending March 31, 2007 the Company recognized $929,230 of compensation expense from the vested and nonvested shares issued.

Note 6.	Common Stock

In addition to shares issued as part of the stock compensation plan on February 2, 2007, 1,130,910 shares of common stock were issued to a shareholder that was issued 5,666,668 shares of common stock for $1,500,000 in June 2006. The additional shares were issued to increase the number of shares issued for the original cash consideration and has been recorded during February 2007 for no additional consideration. On February 14, 2007, 3,740,000 shares of common stock were issued upon the exercise of warrants for $170. On March 23, 2007, the Company issued 880,400 shares of common stock to an investment banker for its services in facilitating a debt or equity offering. The shares were valued at $113,572, or $0.129 per share, and have been reflected in the accompanying condensed consolidated balance sheet as deferred loan costs at March 31, 2007.

Note 7.	Commitments and Contingencies

The Company is from time to time a party to certain legal proceedings arising in the ordinary course of business. Although outcomes cannot be predicted with certainty, the Company does not believe that any legal proceeding to which it is a party will have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

On March 23, 2007, the Company entered into an agreement with an investment banker whereby the investment banker would use its best efforts to raise debt or equity capital for the Company. Prior to executing the agreement and during February 2007, the Company received $700,000 from third-party investors as a result of the investment banker’s efforts. The terms of the investments have not been established between the investors and the Company. Accordingly, the proceeds have been reflected in the accompanying condensed consolidated balance sheet as a current liability at March 31, 2007.

Note 8.	Related Party Transactions

The Company leases office space, telephone and computer equipment and purchases long distance telephone service from an entity owned by an officer and director of the Company. In 2006, this entity was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $13,489 and $42,549, including expense reimbursements, respectively, for periods ended March 31, 2007 and March 31, 2006.

During the period ending March 31, 2006, certain officers and key employees of the Company received consulting fees in lieu of, or in addition to, their annual salary. Effective December 2006, this consulting group became full time employees of the Company. Payments for the periods ended March 31, 2006 totaled $183,000.

nCoat, Inc. and Subsidiaries

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
nCoat, Inc.

We have audited the accompanying consolidated balance sheets of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, used cash in its operating activities and, at December 31, 2006, had an accumulated deficit of $8,385,734. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 17, 2007

nCoat, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

December 31,	2006	2005

ASSETS

Current Assets
Cash	$63,437	$862,182
Trade receivables, net	964,281	444,419
Inventory	88,965	114,139
Deferred loan costs	-	433,499
Other current assets	7,852	11,351
Deferred income tax assets	222,501	194,471
Total Current Assets	1,347,036	2,060,061
Property and Equipment, net	1,649,491	522,089
Intangible Assets, net	3,231,042	3,805,552
Total Assets	$6,227,569	$6,387,702

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$1,383,629	$315,570
Checks drawn in excess of cash in bank	-	96,000
Accrued liabilities	1,102,458	-
Current portion of notes payable	5,305,021	2,345,819
Accrued consulting obligation	500,000	500,000
Current portion of obligations under capital leases	130,895	8,937
Total Current Liabilities	8,422,003	3,266,326
Long-Term Liabilities
Notes payable, net of current portion	220,909	66,080
Obligations under capital leases, net of current portion	471,905	-
Deferred income taxes	222,501	946,090
Total Long-Term Liabilities	915,315	1,012,170
Stockholders' Equity (Deficit)
Common stock - $0.0001 par value; 500,000,000 shares authorized; 33,660,000 shares and 27,993,332 shares outstanding, respectively	3,366	2,799
Additional paid-in capital	5,272,619	3,773,186
Accumulated deficit	(8,385,734)	(1,666,779)
Total Stockholders' Equity (Deficit)	(3,109,749)	2,109,206
Total Liabilities and Stockholders' Equity (Deficit)	$6,227,569	$6,387,702

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2006	2005

Net Sales	$5,572,621	$1,106,253
Cost of goods sold	5,331,181	944,871
Gross Profit	241,440	161,382
Operating Expenses
General and administrative	3,653,002	850,385
Sales and marketing	1,004,341	199,126
Research and development	951,501	188,887
Total Operating Expenses	5,608,844	1,238,398
Loss from Operations	(5,367,404)	(1,077,016)
Interest expense	(2,080,502)	(695,970)
Other income (expense)	(22,668)	14,614
Loss Before Income Taxes	(7,470,574)	(1,758,372)
Income Tax Benefit	751,619	500,262
Net Loss	$(6,718,955)	$(1,258,110)

Basic and Diluted Loss per Share	$(0.21)	$(0.05)
Basic and Diluted Weighted-Average Shares Outstanding	31,284,657	22,902,064

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2006

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2004	22,000,000	$2,200	$(2,200)	$(408,669)	$(408,669)
Shares issued for services, $0.45 per share	440,000	44	197,956	-	198,000
Shares issued for cash, $0.45 per share	5,553,332	555	2,499,445	-	2,500,000
Issuance of warrants for cash	-	-	1,077,985	-	1,077,985
Net loss	-	-	-	(1,258,110)	(1,258,110)
Balance - December 31, 2005	27,993,332	2,799	3,773,186	(1,666,779)	2,109,206
Shares issued for cash, $0.26 per share	5,666,668	567	1,499,433	-	1,500,000
Net Loss	-	-	-	(6,718,955)	(6,718,955)
Balance - December 31, 2006	33,660,000	$3,366	$5,272,619	$(8,385,734)	$(3,109,749)

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2006	2005

Cash Flows From Operating Activities
Net loss	$(6,718,955)	$(1,258,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	245,283	31,949
Amortization of intangible assets	574,510	185,892
Amortization of discount on notes payable and deferred loan costs	1,235,379	420,606
Loss on abandoned assets, net	22,668	-
Deferred income tax benefit	(751,619)	(479,160)
Stock issued for services	-	198,000
Changes in assets and liabilities, net of effects from purchase of
High Performance Coatings, Inc.:
Accounts receivable	(519,862)	246,463
Inventory	25,174	(32,705)
Other current assets	3,499	52,841
Accounts payable	1,068,059	46,477
Accrued liabilities	1,102,458	(21,696)
Net Cash Used in Operating Activities	(3,713,406)	(609,443)
Cash Flows From Investing Activities
Purchase of High Performance Coatings, Inc., net of cash acquired	-	(2,955,790)
Purchase of property and equipment	(211,734)	(170,816)
Net Cash Used in Investing Activities	(211,734)	(3,126,606)
Cash Flows From Financing Activities
Proceeds from issuance of common stock	1,500,000	2,500,000
Proceeds from issuance of warrants	-	1,077,985
Proceeds from issuance of debentures	1,750,000	-
Proceeds from issuance of notes payable	67,550	1,922,015
Payment of deferred loan costs	-	(578,000)
Principal payments on notes payable	(18,602)	(9,437)
Payments of payable to shareholders	-	(408,669)
Principal payments under capital lease obligation	(76,553)	(1,663)
Proceeds from repayment of checks drawn in excess of cash in bank	(96,000)	96,000
Net Cash Provided by Financing Activities	3,126,395	4,598,231
Net Increase (Decrease) in Cash	(798,745)	862,182
Cash At Beginning of Period	862,182	-
Cash At End of Period	$63,437	$862,182

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$830,339	$275,364

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental Schedule of Noncash Investing and Financing Activities

In connection with the acquisition of High Performance Coatings, Inc. during 2005, liabilities were assumed as follows:

Fair value of assets acquired	$5,244,784
Cash paid for common stock	(3,000,000)
Liabilities Assumed	$8,244,784

During the years ended December 31, 2006 and 2005, the Company incurred capital lease obligations of $671,019 and $10,600, respectively, for lease of equipment.

During the year ended December 31, 2006 the Company incurred additional notes payable of $513,203 for leasehold improvements.

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Operations - nCoat, Inc. and its subsidiaries specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano as well as traditional surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Operations are conducted at four production facilities located in Bluffdale, Utah, Chandler, Arizona, Oklahoma City, Oklahoma and Whitsett, North Carolina. In addition, the Company has limited franchise agreements in France, New Zealand and Australia under which the Company has sold a minor amount of its coatings to the franchisees. The Company has received no franchise fees from the franchisees.

Organization and Basis of Presentation - nCoat, Inc. (“nCoat”) operated as an unincorporated association from September 25, 2004 until January 2005 when it was incorporated in Delaware. nCoat was a development stage enterprise until it completed the acquisition of High Performance Coatings, Inc. in September 30, 2005. In May 2006, nCoat formed nTech, Inc. as a wholly owned subsidiary. On February 1, 2007, its shareholders changed the name of nCoat, Inc. to nCoat Automotive Group, Inc. (which continues to be referred to herein as “nCoat”).

On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock. The nCoat shareholders received a majority of the voting equity interests of Tylerstone and nCoat was therefore considered to have acquired Tylerstone for financial reporting purposes. Immediately prior to the share exchange, nCoat had 11,554,545 shares of common stock outstanding. The share exchange was recognized as the recapitalization of nCoat into Tylerstone at historical cost in a manner similar to a 4.4-for-1 forward stock split. On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. to conform to the name of the operating company (which continues to be referred to herein as “Tylerstone”), and to increase the authorized common stock to 500,000,000 shares, $0.0001 par value.

The accompanying consolidated financial statements include the operations, accounts and transactions of nCoat Automotive Group, Inc. and its wholly owned subsidiaries High Performance Coatings, Inc. and nTech, Inc. from the dates of their acquisition or formation, and those consolidated financial statements have been restated on a retroactive basis to reflect the amended equity structure of Tylerstone and to reflect the shares issued to the nCoat shareholders under the Share Exchange Agreement. All intercompany transactions and balances have been eliminated in consolidation. The accounts and transactions of Tylerstone have not otherwise been included in the accompanying historical consolidated financial statements at December 31, 2006. nCoat Automotive Group, Inc. and its subsidiaries are referred to herein as the “Company” or “nCoat.”

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company suffered losses of $6,718,955 and $1,258,110 and used $3,713,406 and $609,443 of cash in operating activities during the years ended December 31, 2006 and December 31, 2005, respectively. At December 31, 2006 and December 31, 2005, the Company had a working capital deficiency of $7,105,840 and $1,206,265, respectively, and at December 31, 2006, the Company had a capital deficiency of $3,109,749. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations.

Management believes that actions presently being taken will provide the opportunity to continue as a going concern. These actions include engaging an investment banking firm to assist in raising capital, focused marketing of the Company’s products, and negotiating sales agreements with plans that these agreements will enable the Company to generate sufficient cash flow for the Company to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Allowance for Doubtful Accounts - An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account. The allowance for doubtful accounts at December 31, 2006 and 2005 was $96,518 and $13,747, respectively.

Inventory - Inventory consists of raw materials, labor and overhead. Inventory is stated at cost using the first-in, first-out method, which does not exceed market.

Property and Equipment - Property and equipment are stated at cost. Additions and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, trade-in, sale or disposition, the cost and the accumulated depreciation of the items sold are eliminated from the accounts, and any gain or loss is recognized in operations. Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which are three to ten years.

Revenue Recognition - Revenue from sales is recognized when goods are shipped and title to inventory and risk of loss passes to the customer or when services have been rendered. Once goods or services have been delivered to and accepted by the customer, no right of return exists, except for warrant services, which has not been material.

Advertising - Advertising costs are expensed at the time the advertising takes place. Advertising expense totaled $145,295 and $7,509 for the years ended December 31, 2006 and December 31, 2005, respectively.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

Fair Value of Financial Instruments - The face amounts of notes payable and obligations under capital leases approximate fair value. Fair value was determined based upon the amounts recently negotiated with third parties and based upon the short-term maturities of these financial instruments.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recovery is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives. If the carrying amount of an asset exceeds the future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Fair value is normally determined based on the discounted net cash flows of the asset or asset group. As a result of the impairment analysis, no impairment of long-lived assets was recognized during the years ended December 31, 2006 or December 31, 2005.

Research and Development - Research and development costs are expensed when incurred.

Basic and Diluted Loss Per Share - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding plus the potential common shares of common stock outstanding during each period except during periods when those potential common shares are anti-dilutive. During the years ended December 31, 2006 and the year ended December 31, 2005, there were 3,740,000 warrants to purchase common stock that were excluded from the calculation of diluted loss per share.

Recently Enacted Accounting Standards - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. Accordingly, the Company adopted SAB 108 during the fourth quarter of 2006. The Company did not have a material impact on its consolidated financial statements from the adoption of SAB 108.

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Accordingly, the Company will adopt FIN 48 in first quarter of 2007. The Company is currently evaluating the impact of FIN 48 on the consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Inventory Costs - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires the allocation of variable and fixed production costs to inventory. The Company generally followed the requirements of SFAS No. 151 prior to its required adoption date. The adoption of this standard did not have any appreciable impact on the Company’s results of operations or financial position.

Share-Based Payment - On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The adoption of SFAS No. 123R had no impact on the Company’s financial statements because the Company has not issued stock or granted options to employees through December 31, 2006.

Exchange of Nonmonetary Assets - On January 1, 2006, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not have a material impact on the financial position or results of operations of the Company.

Accounting Changes and Error Corrections - On January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections. This Statement requires retrospective application of changes in accounting principle to prior periods, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS 154 did not have a material impact on the Company’s financial position or results of operations.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's year beginning on January 1, 2007. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

Registration Payment Arrangements - On January 1, 2007, the Company will adopt FASB Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”). Under FSP 00-19-2 and Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS 5”), a registration payment arrangement is an arrangement where (a) the Company endeavors to file a registration statement for certain securities with the SEC and have the registration statement declared effective within a certain time period; or (b) the Company will endeavor to keep a registration statement effective for a specified period of time; and (c) transfer of consideration is required if the Company fails to meet those requirements. When the Company issues an instrument with these registration payment requirements, the Company estimates the amount of consideration that is likely to be paid out under the agreement and offsets the amount of the liability against the proceeds of the instrument issued. The estimate is re-evaluated at the end of each reporting period, with any changes recorded as a registration penalty in the statements of operations.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 - ACQUISITION OF HIGH PERFORMANCE COATINGS, INC.

On September 30, 2005, nCoat acquired High Performance Coatings, Inc. (HPC) for a cash payment of $3,000,000, of which $500,000 was placed into an escrow account. Under the terms of the related stock purchase agreement (the Agreement), the former owner of HPC agreed to indemnify the Company for any losses it incurs as a result of any inaccuracy or breach of the representations or covenants made in the Agreement. The funds placed in the escrow account are for payment of claims made against the former owner. One-third of the funds placed in the escrow account not claimed by the Company are to be released to the former owner of HPC annually beginning September 30, 2006. In addition, the Company entered into a consulting agreement with the former owner of HPC, as more fully described in Note 6.

The acquisition was accounted for using the purchase method of accounting. The assets acquired and the liabilities assumed were recognized based on their fair values. The fair value of acquired intangible assets was determined by a third-party valuation. The fair value of the net assets acquired exceeded the purchase price. That excess was allocated as a pro rata reduction to the fair values of the intangible assets acquired. Goodwill was not recognized from the acquisition.

The following table summarizes the allocated values of the assets acquired and liabilities assumed at September 30, 2005:

Cash	$44,210
Trade accounts receivable	690,882
Inventory	81,434
Other current assets	64,192
Deferred tax assets	259,209
Total current assets	1,139,927
Property and equipment	372,622
Intangible assets	3,991,444
Total assets acquired	5,503,993
Accounts payable	269,155
Accrued liabilities	21,634
Accrued consulting obligation	500,000
Notes payable, current portion	152,474
Total current liabilities	943,263
Long-term notes payable	70,742
Deferred income tax	1,489,988
Total liabilities assumed	2,503,993
Net Assets Acquired	$3,000,000

The estimated lives of acquired intangible assets and related future amortization are discussed more fully in Note 4.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

December 31,	2006	2005
Machinery and equipment	$966,715	$340,593
Computer and office equipment	247,791	104,182
Furniture and fixtures	39,007	29,725
Vehicles	27,701	27,701
Leasehold improvements	640,975	51,837
Total Property and Equipment	1,922,189	554,038
Less: Accumulated depreciation	272,698	31,949
Net Property and Equipment	$1,649,491	$522,089

Depreciation expense was $245,283 and $31,949, respectively, for years ended December 31, 2006 and December 31, 2005.

NOTE 4 - INTANGIBLE ASSETS

In connection with the acquisition of High Performance Coating, Inc. on September 30, 2005, the Company identified the following intangible assets, allocated the following values to these assets and determined the following to be their weighted-average useful lives. The following tables also present the carrying value of the intangible assets at December 31, 2006 and December 31, 2005:

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2006	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$210,292	551,711
Certifications and licenses	10.0 years	508,002	101,600	406,402
Customer base	9.0 years	798,289	271,615	526,674
Technology	10.0 years	471,716	58,965	412,751
Trade secrets and formulas	10.0 years	943,432	117,930	825,502
Total Assets Subject to Amortization	6.9 years	3,483,442	760,402	2,723,040
Total Intangible Assets		$3,991,444	$760,402	$3,231,042

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2005	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$42,058	719,945
Certifications and licenses	10.0 years	508,002	50,800	457,202
Customer base	9.0 years	798,289	57,654	740,635
Technology	10.0 years	471,716	11,793	459,923
Trade secrets and formulas	10.0 years	943,432	23,587	919,845
Total Assets Subject to Amortization	6.9 years	3,483,442	185,892	3,297,550
Total Intangible Assets		$3,991,444	$185,892	$3,805,552

Amortization expense relating to intangible assets was $574,510 and $185,892, respectively, for the years ended December 31, 2006 and 2005. Estimated amortization expense for each of the five succeeding years ending December 31, are: 2007 - $512,700; 2008 - $468,745; 2009 - $410,274; 2010 - $306,404 and 2011 - $246,066.

The High Performance Coating, Inc. and the “HPC” brand name and trademark are not subject to amortization. The intangible assets were reviewed for impairment at December 31, 2006 by comparing the carrying amount to future undiscounted cash flows the assets are expected to generate. For the years ended December 31, 2006 and 2005 the Company did not recognize any impairment of its intangible assets.

NOTE 5 - NOTES PAYABLE

Revolving Credit Loan Agreements - The Company has a $200,000 revolving credit loan agreement with a bank. The related promissory note bears interest on the outstanding balance at the bank’s prime rate plus 1% at December 31, 2006 (9.25%) and at 1.675% at December 31, 2005 (8.175%). The revolving credit agreement matures on February 7, 2007. The balance due under the note payable was $195,720 and $128,170, respectively, at December 31, 2006 and December 31, 2005. The note payable is secured by assets of the Company.

The Company also has a $3,500,000 revolving credit line with Tylerstone Ventures Corporation (Tylerstone). The related promissory note bears interest at 0.5% over prime, 8.75% at December 31, 2006, and matures on February 28, 2007. At December 31, 2006 the outstanding balance was $1,750,000.

Effective April 27, 2006 the Company entered into a $500,000 revolving line of credit agreement with companies controlled by officers and directors of the Company. The related promissory note bears interest on the outstanding balance at 8% and matured on December 31, 2006. The note payable is secured by assets of the Company. The maximum outstanding at any time during the year was $200,000, which had been paid in full prior to December 31, 2006.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Loans Payable - As part of a facility lease agreement, the Company financed leasehold improvements through the lessee. Loans of $230,000 and $283,203 were incurred and under the terms of the agreement the loans bear interest at 1% over prime, 9.25% at December 31, 2006. The Company is required to make equal monthly payments, plus interest, that will amortize the loan over the term of the lease. A balloon payment of $264,792 is due on May 1, 2007. At December 31, 2006 the balance of the notes were $230,000 and $283,203, respectively.

Note and Warrant Financing Agreement - On September 28, 2005, nCoat, Inc. received $3,000,000 of proceeds from the issuance of a promissory note payable to a Family Trust along with warrants to purchase 3,740,000 shares of common stock for $170. Interest on the note accrues at 18% per annum and is payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. Effective September 30, 2006, the parties agreed to extend the maturity date of the note and the payment of any accrued interest until June 30, 2007. The Company agreed to pay the Family Trust a fee of $200,000, due at the note’s maturity. The fee was recognized as interest expense on the date of the extension and is included in accrued liabilities at December 31, 2006. The note is secured by 7,333,333 shares of common stock of nCoat, Inc. held by companies owned by officers and directors of nCoat, Inc.

The warrants were exercisable on the earlier of September 28, 2008, the date the Company closes an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company. The warrants were exercisable until December 31, 2010. The warrants were exercisable on a cashless basis by relinquishing a sufficient number of common shares at their market value on the exercise date to pay the exercise price. The holder of the warrants does not have registration rights or other rights that would have caused the warrants to be classified as a derivative liability. The warrants were exercised by the Family Trust immediately prior to the February 14, 2007 reorganization of nCoat into Tylerstone.

The fair value of the warrants on the date issued of $1,682,585 was determined using the Black-Scholes option pricing model with the following assumptions: grant-date fair value of the underlying common stock of $0.45 per share, risk-free interest rate of 4.0%, expected future volatility of 33.5%, dividend yield of 0%, and estimated life of five years. The proceeds were allocated between the note payable and the warrants based on their relative fair values and resulted in allocating $1,922,015 to the note and $1,077,985 to the warrants. Amortization of the resulting $1,077,985 discount to the note payable was recognized as interest expense over the original term of the note. The discount resulted in a 70.9% effective interest rate on the note payable.

Notes payable at December 31, 2006 and 2005 are summarized as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

December 31,	2006	2005
$200,000 Revolving credit loan payable to a bank; bearing interest at bank's prime rate plus 1.0% (9.25% at December 31, 2006); due February 7, 2007	$195,720	$128,170
$3,000,000 note payable; stated interest rate of 18%; due June 30, 2007, net of $0 and $801,880 unamortized discount	3,000,000	2,198,120
$230,000 note payable, bearing interest at prime plus 1.0% (9.25% at December 2006); due March 201131,	230,000	-
$283,203 note payable; bearing interest at prime plus 1.0% (9.25% at December 2006); due May 1, 200731,	283,203	-
$3,500,000 Revolving line of credit with Tylerstone Ventures Corporation; bearing interest at prime plus 0.5% (8.75% at December 31, 2006); due February 28, 2007	1,750,000	-
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	67,007	85,609
Total Notes Payable	5,525,930	2,411,899
Less: Current portion	5,305,021	2,345,819
Long-Term Notes Payable	$220,909	$66,080

Annual maturities of notes payable at December 31, 2006 are as follows:

Years Ending December 31:
2007	$5,305,021
2008	69,194
2009	72,815
2010	57,873
2011	21,027

NOTE 6 - ACCRUED CONSULTING OBLIGATION

On September 29, 2005, the Company and HPC entered into a consulting agreement with the former owner of HPC. Under the terms of the consulting agreement, the Company is obligated to pay the consultant a base consulting fee of $10,000 per month for four years, and extended in one year terms unless notice is given by one of the parties 60 days before the end of the term of the agreement or any renewal period. The Company is obligated to pay the consultant an annual performance bonus in the amount of 2.5% of the annual increase in the Company’s gross profit from existing customers at September 29, 2005. Based on the agreement, no bonus was due for the years ended December 31, 2005 or 2006.

In addition, the Company is contingently obligated to pay the consultant $500,000 within 60 days of the earlier of date the Company completes a reverse acquisition of a public shell company or the Company reaches annual revenue of $10,000,000. At the consultant’s option, the contingent payment is payable either in cash or in the Company’s common stock at the market price of the Company’s common stock on the date it begins to trade in a public market. In accordance with SFAS 141, Business Combinations, the contingent obligation to the consultant was recognized as an additional element of cost of HPC and as a liability on the date of the acquisition. On February 14, 2007, nCoat entered into a reverse acquisition of Tylerstone; therefore, payment of the $500,000 is due on April 15, 2007.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 7 - COMMON STOCK

The Company issued 22,000,000 shares of common stock to its founders on July 28, 2005. The consolidated financial statements have been adjusted to present the issuance of these shares of common stock as though they were issued on September 25, 2004, which was the date the unincorporated business began operations. No consideration was received in exchange for the issuance of these shares.

On November 9, 2005, the Company issued 5,553,332 shares of common stock for cash totaling $2,500,000, or $0.45 per share. The Company also issued 440,000 shares for services on September 30, 2005. The value of the services was determined based on the price shares were issued for cash during November 2005, or $0.45 per share, totaling $198,000. On June 2, 2006, the Company issued 5,666,668 shares of common stock for cash totaling $1,500,000, or $0.26 per share.

NOTE 8 - OPERATING AND CAPITAL LEASES

The Company leases operating and manufacturing facilities under the terms of operating leases which expire on June 30, 2008 and March 30, 2011. Other operating and manufacturing facilities are leased on a month to month basis. Future annual minimum lease payments required under the terms of operating leases that have non-cancelable lease terms in excess of one month are as follows:

Year Ending December 31:
2007	$265,791
2008	248,738
2009	248,738
2010	248,738
2011	62,184
Total	$1,074,189

The Company leases equipment under the terms of capital leases. The following is a schedule by years of the future minimum lease payments due under capital leases together with the present value of the net minimum lease payments:
Year Ending December 31:
2007	$204,856
2008	204,856
2009	194,746
2010	130,246
Thereafter	41,873
Total minimum lease payments	776,577
Less: Amount representing interest	173,777
Present value of net minimum lease payments	602,800
Less: Current portion of obligations under capital leases	130,895
Long-Term Obligations under Capital Leases	$471,905

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 9 - BENEFIT PLANS

The Company maintains a 401(k) plan for the benefit of its employees. Under the terms of the plan, employees may make contributions to the plan as allowed by law. The Company is not required, and has not, made contributions to the plan during the years ended December 31, 2006 and December 31, 2005. The Company has paid administrative fees related to the plan of $2,340 and $2,200 respectively for the years ended December 31, 2006 and December 31, 2005.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company leases office space, telephone and computer equipment and purchases long distance telephone service from a company owned by an officer and director of the Company. In 2006, this company was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $103,013 and $258,232, including expense reimbursements, respectively, for years ended December 31, 2006 and December 31, 2005.

As discussed in Note 5, during the year the Company entered into a Revolving Line of Credit agreement with three companies controlled by officers and directors of the Company. Total interest paid under this agreement was $1,661. This line of credit expired on December 31, 2006.

Certain officers and key employees of the Company received consulting fees in lieu of, or in addition to, their annual salary. Payments for the years ended December 31, 2006 and December 31, 2005 totaled $639,700 and $456,550, respectively. Effective December 2006, this consulting group became full time employees of the Company.

NOTE 11 - INCOME TAXES

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carry forwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be presently determined. The components of the benefit from income taxes during the years ended December 31, 2006 and 2005 consist of the following:

For the Years Ended December 31,	2006	2005
Current	$-	$21,102
Deferred	751,619	479,160
Total Benefit from Income Taxes	$751,619	$500,262

A reconciliation of the income tax benefit computed at the federal statutory rate of 34% to the Company’s income tax benefit is as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

For the Years Ended December 31,	2006	2005

Benefit at Federal statutory rate (34%)	$2,539,995	$597,846
Non-deductible expenses	(20,460)	(583)
Benefit of current loss allocated to the purchase of High Performance Coating, Inc.	-	(152,434)
State income tax benefit, net of federal tax	244,543	58,026
Change in valuation allowance	(2,009,617)	-
Effect of lower effective rates	(2,842)	(2,593)
Total Benefit from Income Taxes	$751,619	$500,262

During the year ended December 31, 2005, $152,434 of the valuation allowance against deferred income tax assets was recognized as a reduction in net deferred tax liabilities associated with the acquisition of High Performance Coatings. At December 31, 2006, the Company had approximately $8,047,000 of operating loss carry forwards which expire in 2025 if not used prior to that date. The temporary differences and carry forwards that gave rise to the deferred tax liabilities and assets at December 31, 2006 and 2005 are as follows:

December 31,	2006	2005
Deferred Tax Liabilities
Depreciation of property and equipment	$9,332	$36,318
Amortization of intangible assets	1,205,179	1,419,471
Total Deferred Tax Liabilities	1,214,511	1,455,789
Deferred Tax Assets
Allowance for doubtful accounts	36,001	7,971
Accrued consulting obligation	186,500	186,500
Operating loss carryforwards	3,001,627	509,699
Total Deferred Tax Assets	3,224,128	704,170
Valuation Allowance	(2,009,617)	-
Net Deferred Tax Liability	$-	$751,619

NOTE 12 - SUBSEQUENT EVENTS

As more fully explained in Note 1, nCoat consummated a Share Exchange Agreement with Tylerstone on February 14, 2007 that was recognized as a reverse acquisition of Tylerstone for financial reporting purposes. From October 2006 through December 31, 2006, nCoat had borrowed $1,750,000 from Tylerstone under the terms of a revolving line of credit agreement, as discussed in Note 5. From December 31, 2006 through February 14, 2007, nCoat borrowed an additional $500,000 from Tylerstone under the terms of the revolving credit agreement. Tylerstone had 37,200,000 shares of common stock outstanding on February 14, 2007. Tylerstone’s only significant asset at February 14, 2007 was the $2,250,000 of notes receivable from nCoat which was offset by $2,250,000 of convertible debentures payable to a third party. The reverse acquisition of Tylerstone by nCoat was recognized by nCoat as the conversion of the $2,250,000 of notes payable to Tylerstone into the convertible debentures and the constructive issuance of the 37,200,000 shares of common stock of Tylerstone that remained outstanding for no consideration.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

During the last half of the month of February 2007, the Company borrowed an additional $700,000 from the debenture holder under the terms of convertible debentures. Including the convertible debentures assumed from Tylerstone, the Company is obligated under $2,950,000 of convertible debentures that bear interest at prime plus 0.5% (8.75% at February 14, 2007) and mature from October 23, 2007 to February 27, 2008. For $1,950,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into common stock at $0.50 per share. For $1,000,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into units of common stock and warrants at $0.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at $1.00 per share for a period of two years from the date exercised.

Management has determined the fair value of the common stock based on a third-party valuation of the Company’s common stock, an assessment of estimated future cash flows and the market value and discounted market value of the Company’s common stock for a short period of time after February 14, 2007. Based upon management’s assessment of the fair value of the Company’s common stock of $0.129 per share on the dates the convertible debentures were assumed or issued, the debenture holder did not receive a beneficial conversion option. This conclusion is based on the fair values of the warrants and the common stock into which the debentures are convertible of $5,535 and $761,100, respectively, totaling less than the $2,950,000 of proceeds received from the convertible debentures. The fair value of the warrants was computed using the Black-Scholes option pricing model with the following weighted-average assumptions: 4.9% risk-free interest rate, 2.0 year life, 0% dividend yield and 70% volatility.

In connection with the issuance of the debentures, the Company granted registration rights to the debenture holder, which require the Company to file a registration statement by April 15, 2007 registering the resale of the shares issuable upon conversion of the debentures and to use reasonable, commercial, best efforts to have the registration statement declared effective within 90 days thereafter. However, the registration rights do not subject the Company to penalties in the event the filing or effectiveness of the registration statement is not accomplished by the required dates. Accordingly, no registration payment liability has been recognized in connection with the assumption or issuance of the debentures.

On February 2, 2007, the Company issued 6,344,090 shares of common stock and 5,965,000 shares of nonvested common stock to employees as compensation. The nonvested shares vest over periods ranging from one to four years. If an employee terminates employment with the Company prior to the shares vesting, the nonvested portion of the shares will be forfeited and returned to the Company. The nonvested shares are being held in an escrow by a third party. Compensation related to the 6,344,090 vested common shares issued was $818,388, or $0.129 per share. Based on management’s current estimate of forfeitures, 5,392,304 nonvested shares are expected to vest and have been valued at $695,607, or $0.129 per share, based on management’s assessment of the fair value of the Company’s common stock on February 2, 2007. Actual compensation expense will be based on the number of shares that actually vest. That expense is expected to be recognized over the four-year period the shares will vest, which is expected to be over a weighted-average period 2.2 years.

On February 2, 2007, Company issued 1,130,910 shares of common stock to the shareholder that was issued 5,666,668 shares of common stock for $1,500,000 in June 2006. The additional shares were issued to increase the number of shares issued for the original cash consideration and has been recorded during February 2007 for no additional consideration. On February 14, 2007, the Company issued 3,740,000 shares of common stock upon the exercise of warrants for $170. On March 23, 2007, the Company issued 880,400 shares of common stock to an investment banker for its services in facilitating a convertible debt offering.

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

From May 25, 2007 through July 9, 2007 (primarily on May 31, 2007), nCoat, Inc. (the “Company”) issued $9,000,000 of Series A 6% convertible promissory notes and warrants to purchase 22,500,000 shares of common stock at $1.00 per share through May 31, 2012. On May 31, 2007, the Company issued $2,750,000 of Series B 6% convertible promissory notes and warrants to purchase 6,875,000 shares of common stock at $0.80 per share through May 31, 2010.

On June 5, 2007, the Company repaid $3,000,000 of principal, a $200,000 extension fee and $467,276 of accrued interest on a promissory note payable to a Family Trust.

On June 29, 2007, nCoat, Inc. completed the acquisition of all the capital stock of MCC, Inc. (Metallic Ceramic Coatings or "MCCI"), doing business in the marketplace under the brand of JET-HOT® Coatings. The purchase consideration paid to the MCCI stockholders consisted of $5,000,000 in cash and the issuance of 1,333,333 shares of common stock of the Company.

On April 13, 2007, $1,600,000 of notes payable and $92,142 of accrued interest were converted into 4,135,503 shares of the Company’s common stock at $0.40 per share.

The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the effects on the financial position of nCoat as though the transactions described above had occurred on March 31, 2007. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 have been prepared to present the effects of the transactions as though they had occurred at the beginning of each of those periods.

If the transactions and conversions had actually occurred at the beginning of the periods presented, it is likely that the results of operations would have been materially different from the pro forma results of operations presented herein. The pro forma results of operations may not be indicative of the results that will occur for the year ending December 31, 2007 or for any other period.

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2007

		Metallic
		Ceramic	Pro Forma
	nCoat, Inc.	Coatings, Inc.	Adjustments		Pro Forma

ASSETS
Current Assets
Cash	$100,706	$124,311	$10,139,199	A
			(3,667,276)	B
			(5,000,000)	C	$1,696,940
Trade receivables, net	905,470	460,075			1,365,545
Inventory	79,856	-			79,856
Deferred loan costs	113,572	130,855	802,931	A	1,047,358
Other current assets	69,413	134,098			203,511
Deferred income tax assets	230,705	-			230,705
Total Current Assets	1,499,722	849,339	2,274,854		4,623,915
Property and Equipment, net	1,562,904	1,056,825	-		2,619,729
Intangible Assets, net	3,102,867	16,316	5,288,691	C	8,407,874
Total Assets	$6,165,493	$1,922,480	$7,563,545		$15,651,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,812,306	$339,545	$-		$2,151,851
Accrued liabilities	1,202,918	369,086	(667,276)	B	904,728
Current portion of notes payable	5,826,628	37,388	(3,000,000)	B
			(1,600,000)	D	1,264,016
Advances from investors	700,000	-	(700,000)	A	-
Accrued consulting obligation	500,000	-			500,000
Current portion of obligations under capital leases	135,298	-			135,298
Total Current Liabilities	10,177,150	746,019	(5,967,276)		4,955,893
Long-Term Liabilities
Rental Deposits	-	125			125
Notes payable, net of current portion	278,562	558,361			836,923
Series A convertible notes, net of unamortized discount of $9,500,000	-	-	-	A	-
Series B convertible notes, net of unamortized discount of $2,000,000	-	-	-	A	-
Registration payment liability	-	-	270,000	A	270,000
Obligations under capital leases , net of current portion	436,500	-	-		436,500
Deferred income taxes	230,705	-	-		230,705
Total Long-Term Liabilities	945,767	558,486	270,000		1,774,253
Stockholders' Equity
Common stock - $0.0001 par value; 500,000,000 shares authorized; 94,388,836 shares outstanding	8,892	293,100	(292,967)	C
			414	D	9,439
Additional paid-in capital	6,310,065	-	11,372,130	A
			906,533	C
			1,691,728	D	20,280,456
Treasury stock	-	(577,014)	577,014	C	-
Accumulated deficit	(11,276,381)	901,889	(901,889)	C
			(92,142)	D	(11,368,523)
Total Stockholders' Equity	(4,957,424)	617,975	13,260,821		8,921,372
Total Liabilities and Shareholders' Equity	$6,165,493	$1,922,480	$7,563,545		$15,651,518

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

		Metallic
		Ceramic	Pro Forma		Pro Forma
	nCoat, Inc.	Coatings, Inc.	Adjustments		Results
Net Sales	$1,250,683	$1,420,289			$2,670,972
Cost of Goods Sold	1,327,904	695,803			2,023,707
Gross Profit (Loss)	(77,221)	724,485			647,264
General and Administrative Expense	2,206,675	454,235	$136,415	C	2,797,325
Research and Development Expense	375,439	-			375,439
Loss from Operations	(2,659,335)	270,250	(136,415)		(2,525,500)
Interest Expense	(231,312)	(2,678)	(1,222,328)	A	(1,456,318)
Net Loss	$(2,890,647)	$267,572	$(1,358,743)		$(3,981,818)

Basic and Diluted Loss per Share	$(0.05)				$(0.06)
Basic and Diluted Weighted-Average Shares Outstanding	59,177,708				64,646,544

FOR THE YEAR ENDED DECEMBER 31, 2006

		Metallic
		Ceramic	Pro Forma		Pro Forma
	nCoat, Inc.	Coatings, Inc.	Adjustments		Results
Net Sales	$5,572,621	$4,758,469			$10,331,090
Cost of Goods Sold	5,331,181	2,525,452			7,856,633
Gross Profit	241,440	2,233,017			2,474,457
General and Administrative Expense	4,657,343	2,107,550	$545,659	C	7,310,552
Research and Development Expense	951,501	100,945			1,052,446
Loss from Operations	(5,367,404)	24,522	(545,659)		(5,888,541)
Interest Expense	(2,080,502)	(1,653)	(2,900,963)	A	(4,983,118)
Other Expense	(22,668)	(270,741)			(293,409)
Loss Before Income Taxes	(7,470,574)	(247,872)	(3,446,622)		(11,165,068)
Income Tax Benefit (Provision)	751,619	(3,413)			748,206
Net Loss	$(6,718,955)	$(251,285)	$(3,446,622)		$(10,416,862)

Basic and Diluted Loss per Share	$(0.21)				$(0.28)
Basic and Diluted Weighted-Average Shares Outstanding	31,284,657				36,753,493

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

NCOAT, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE A – SERIES A 6% CONVERTIBLE PROMISSORY NOTES

From May 25, 2007 through July 9, 2007 (primarily on May 31, 2007), nCoat, Inc. (the “Company”) issued $9,000,000 of Series A 6% convertible promissory notes (the “Series A Notes”) and warrants to purchase 22,500,000 shares of common stock at $1.00 per share through May 31, 2012. The Series A Notes are convertible into common stock at $0.40 per share through May 31, 2010 when the Series A Notes are due. Accrued interest is payable quarterly. On May 31, 2007, the Company issued $2,750,000 of Series B 6% convertible promissory notes (the “Series B Notes”) and warrants to purchase 6,875,000 shares of common stock at $0.80 per share through May 31, 2010. The Series B Notes are convertible into common stock at $0.40 per share through May 31, 2010 when the Series B Notes are due. Accrued interest is payable quarterly. The Company issued the placement agent 1,468,750 warrants that are exercisable at $0.40 per share through May 31, 2012. The Series A and B private placement offerings included the conversion of $800,000 of advances from investors of which $700,000 had been received prior to March 31, 2007. The Company received $10,139,199 of proceeds from the issuance of the Series A and Series B convertible notes, net of the $700,000 of advances previously recognized and net of cash offering costs of $910,801.

The common stock into which the Series A Notes are convertible, related warrants and common stock issued or issuable upon conversion of convertible promissory notes described in Note D below are subject to certain registration rights. Per the registration rights agreement, the Company is required to file a registration statement within 45 calendar days of the initial closing of the private placement offering of the Series A Notes and have the registration statement declared effective within 75 calendar days of the initial filing. After the registration statement is declared effective, the Company is required to keep the registration statement effective until all the registered shares of common stock are sold. In the event that the Company fails to accomplish any of these requirements, the Company will be required to pay as partial liquidating damages 1% per month of the aggregate purchase price paid by the holders. If the Company fails to pay the prescribed damages within 7 days of the date payable, interest will be charged at a rate of 18% per annum. A registration payment liability of $270,000 was recognized for estimated payments to be made under the registration rights agreement. The value of this registration payment liability will be adjusted to reflect the fair value of the liability at each balance sheet date until all related obligations have been met.

The notes payable are convertible at $0.40 per share with the conversion limited such that any holder of the shares immediately after conversion cannot own more than 4.99% of the Company’s outstanding common stock. The conversion price is adjustable to match any additional issuances of common stock at prices lower than $0.40 per share or the effects of any stock splits or stock dividends.

The Series A and Series B Notes are redeemable upon the occurrence of certain default or triggering events. Upon a triggering event, the holders have a right to require the Company to redeem their notes at an amount equal to any accrued and unpaid liquidated damages plus the greater of (A) the conversion amount to be redeemed multiplied by 125% during the first 12 months of the term of the note or 115% thereafter, or (B) the conversion amount to be redeemed multiplied by the quotient of (i) the closing sale price at the time of the triggering event (or at the time of payment of the redemption price, if greater) divided by (ii) the conversion price.

There are 14 triggering events in the Series A Notes and 13 triggering events in the Series B Notes. Among the major triggering events are failure to file the registration statement or obtain its effectiveness, suspension from trading or listing on a market, failure to convert shares upon request and failure to make payments under the terms of the promissory notes.

NCOAT, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The fair value of the warrants issued with the Series A Notes, as determined by the Black-Scholes option pricing model, was $12,113,496 using the following weighted-average assumptions: volatility of 87%; risk-free interest rate of 4.86%; expected life of 5 years and estimated dividend yield of 0%. The warrants issued with the Series B Notes were valued at $3,085,593 using the following weighted-average assumptions: volatility of 87%; risk-free interest rate of 4.88%; expected life of 3 years and estimated dividend yield of 0%. The placement agent warrants were valued at $926,856 using the following weighted-average assumptions: volatility of 87%; risk free interest rate of 4.86%; estimated life of 5 years and estimated dividend yield of 0%.

The value of the placement agent warrants issued and the cash offering costs have been allocated on a pro-rata basis to the underlying instruments of the offering. The Company has capitalized $802,931 of deferred loan costs as part of this allocation. These costs will be amortized over the term of the convertible notes. The proceeds from issuance of the Series A and Series B Notes were allocated to the notes and the warrants based upon their relative fair values. This allocation resulted in allocating $5,012,992 to the beneficial conversion option, $5,432,282 to the warrants, $270,000 to the registration payment liability and none to the notes. The resulting $11,750,000 discount to the Series A and Series B Notes and the deferred loan costs will be amortized as interest expense over the related terms of the notes.

NOTE B – REPAYMENT OF NOTE PAYABLE TO FAMILY TRUST

On June 5, 2007, the Company paid $3,000,000 of principal, a $200,000 extension fee and $467,276 of accrued interest in full satisfaction of a promissory note payable to a Family Trust.

NOTE C – ACQUISITION OF METALLIC CERAMIC COATINGS, INC.

On June 29, 2007, nCoat, Inc. completed the acquisition of all the capital stock of MCC, Inc. (Metallic Ceramic Coatings or "MCCI"), doing business in the marketplace under the brand of JET-HOT® Coatings. The results of MCCI’s operations will be included in the consolidated financial statements of the Company from June 29, 2007. MCCI provides high performance coatings of metal parts for industrial and personal use. The purchase consideration paid to the MCCI stockholders consisted of $5,000,000 in cash and the issuance of 1,333,333 shares of common stock. The common stock issued was placed into an escrow to be available to compensate the Company pursuant to the indemnification obligations of the MCCI stockholders as set forth in the related stock purchase agreement.  The escrow will terminate on the earlier of the date on which the escrow agent receives instructions to terminate the escrow from all of the shareholders and the Company; or the eighteenth month anniversary of the closing of the transaction.

The common stock issued was valued at $906,666, or $0.68 per share, based on the market value of the Company’s common stock on June 29, 2007. The total consideration paid to acquire MCCI of $5,906,666 was allocated to the assets and liabilities of MCCI based upon their fair values. The Company is in the process of obtaining third-party valuations of the intangible assets; thus the allocation of the purchase price is subject to refinement. The estimated fair values of the assets acquired and the liabilities assumed on the date of acquisition were as follows:

NCOAT, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Current assets	$849,339
Property and equipment	1,056,825
Intangible assets	5,305,007
Total assets acquired	7,211,171
Current liabilities	(746,019)
Long-term liabilities	(558,486)
Total liabilities assumed	(1,304,505)
Net Assets Acquired	$5,906,666

The estimated fair value of the intangible assets consists of the trade name of $1,779,213, proprietary technology of $1,762,897 and the customer base of $1,762,897. The trade name is not subject to amortization; the proprietary technology and the customer base have weighted-average estimated useful lives of seven and six years, respectively, over which they are being amortized.

NOTE D – CONVERSION OF NOTES PAYABLE

On April 13, 2007, the Company converted $1,600,000 of notes payable and $92,142 of accrued interest were converted into 4,135,503 shares of the Company’s common stock at $0.40 per share. An additional $650,000 of convertible notes payable remain outstanding, are convertible at $0.40 per share and the related underlying shares of common stock are included under the registration agreement discussed in Note A.

PART II.      Information Not Required in the Prospectus

Item 24. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to our Certificate of Incorporation or Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance And Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders.  The estimated expenses of issuance and distribution are set forth below.

Registration Fees	$1,400.00
Transfer Agent Fees	1,000.00	*
Costs of Printing and Engraving	5,000.00	*
Legal Fees	35,000.00	*
Accounting Fees	20,000.00	*

Total Estimated Costs of Offering	$62,400.00
* Estimate

Item 26. Recent Sales of Unregistered Securities

On October 24, 2006, we closed the sale of a convertible debenture (the “October Debenture”) in the principal amount of $500,000, to Maxum Fund Overseas (the “Debenture Holder”). The October Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on October 23, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On November 9, 2006, we closed the sale of another convertible debenture (the “November Debenture”) in the principal amount of $500,000, to the Debenture Holder. The November Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on November 8, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

Additionally, on November 28, 2006, we closed the sale of another convertible debenture (the “December Debenture”) in the principal amount of $1,000,000, to the Debenture Holder. The December Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on November 27, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On February 6, 2007, we closed the sale of another convertible debenture (the “February Debenture”) in the principal amount of $250,000, to Coach Capital (“Coach”).  The February Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on February 6, 2008. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

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On May 14, 2007, we closed the sale of another convertible debenture (the “May Debenture”) in the principal amount of $250,000, to Coach.  The May Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on May 14, 2008. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On May 25, 2007, pursuant to a private offering of our securities (the “Offering”), we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by us of $550,000 principal amount of our Series A 6% Convertible Notes (the “Series A Notes”), and warrants (the “Series A Warrants”) to purchase up to an additional 1,375,000 shares of the Company’s common stock (the “Series A Warrant Shares”).

On May 31, 2007, pursuant to the Offering, we entered into Purchase Agreements with institutional and accredited investors for an additional $11.3 million. After the payment of fees and expenses of the private placement, we received net proceeds of approximately $11 million, which includes $800,000 of outstanding indebtedness converted into the Offering and net proceeds of approximately $496,000 from the May 25, 2007 closing. The securities sold by us in the May 31, 2007, closing consisted of $8,300,000 principal amount of Series A Notes; $3,000,000 principal amount of Series B 6% Convertible Notes (the “Series B Notes,” and together with the Series A Notes, the “Convertible Notes”); 22,125,000 Series A Warrants; and 7,500,000 Series B Warrants.

On June 18, 2007, pursuant to the Offering, we entered into a Purchase Agreement with certain investors relating to the sale by us of $150,000 principal amount of our Series A Notes and Warrants (the “Series A Warrants”) to purchase up to an additional 375,000 shares of our common stock (the “Series A Warrant Shares”).

On July 9, 2007, pursuant to the Offering, we entered into a Purchase Agreement with certain investors relating to the sale by us of $250,000 principal amount of our Series Notes and Warrants to purchase up to an additional 625,000 shares of our common stock.  In addition to the formal closing, we received directly from an individual a subscription agreement for $100,000 for a purchase of our Series B Notes and Series B Warrants.

The Debentures, the Series A Notes, the Series B Notes, the Series A Warrants, and the Series B Warrants were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

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Item 27. Exhibits

Copies of the following documents are filed with this registration statement as exhibits:

Exhibit	Description

3.1	Certificate of Incorporation (previously filed as an exhibit to a registration statement on Form SB-2, filed with the Commission on December 27, 2004, and incorporated herein by this reference).
3.2
Certificate of Amendment to Certificate of Incorporation (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on February 8, 2007, and incorporated herein by this reference).

3.3	Bylaws (previously filed as an exhibit to a registration statement on Form SB-2, filed with the Commission on December 27, 2004, and incorporated herein by this reference).
4.1
Convertible Debenture, dated October 24, 2006 (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on November 3, 2006, and incorporated herein by this reference).

4.2
Convertible Debenture, dated November 9, 2006 (previously filed as an exhibit to a Quarterly Report on Form 10-QSB, filed with the Commission on January 17, 2007, and incorporated herein by this reference).

4.3
Convertible Debenture, dated November 28, 2006 (previously filed as an exhibit to a Quarterly Report on Form 10-QSB, filed with the Commission on January 17, 2007, and incorporated herein by this reference).

4.4	Convertible Debenture, dated February 6, 2007
4.5	Convertible Debenture, dated May 14, 2007
5	Opinion of Sichenzia Ross Friedman Ference LLP. (to be filed by amendment)
10.1
Form of Securities Purchase Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.2	Form of Series A Notes (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.3	Form of Series A Warrants (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.4	Form of Series B Notes (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.5	Form of Series B Warrants (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.6
Form of Registration Rights Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.7	Form of Escrow Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.8
Form of Amendment to Escrow Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.9	Form of Lockup Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.10
Stock Purchase Agreement by and among nCoat, Inc., MCC, Inc., and Michael Novakovic and Phebe Novakovic, dated June 19, 2007 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 22, 2007, and incorporated herein by this reference).

23.1	Consent of Hansen Barnett & Maxwell LLP
23.2	Consent of Counsel (included in Exhibit 5 Opinion Letter)
24.	Power of Attorney (included on signature page hereto)

Item 28. Undertakings

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Company hereby undertakes that it will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.4242(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)       For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)       File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(4)       For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed under Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)      Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Additionally, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Whitsett, NC, on July 12, 2007.

nCOAT, INC.
A Delaware corporation

By:	/s/ Paul S. Clayson
Paul S. Clayson
Its:	CEO and Chairman
(Principal Executive Officer)

By:	/s/ James C. Dodd
James C. Dodd
Its:	Chief Financial Officer
(Principal Financial Officer, and Principal
Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul S. Clayson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

/s/ Terry R. Holmes	July 12, 2007
Terry Holmes
Its: President, COO and Director

July 12, 2007
/s/ James C. Dodd
Chief Financial Officer
(Principal Financial Officer, and
Principal Accounting Officer)

/s/ Thomas Buckley	July 12, 2007
Thomas Buckley
Director

/s/ Geoffrey D. Lewis	July 12, 2007
Geoffrey D. Lewis
Director

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